# CREDIT AGREEMENT

DATED AS OF DECEMBER 31, 2013,

BUT MADE EFFECTIVE AS OF JANUARY 9, 2014,

BY AND AMONG

SANOMEDICS INTERNATIONAL HOLDINGS, INC.,

THERMOMEDICS, INC.,

ANOVENT, INC., AND

PRIME TIME MEDICAL, INC.

COLLECTIVELY, AS BORROWERS,

AND

TCA GLOBAL CREDIT MASTER FUND, LP,

AS LENDER

# CREDIT AGREEMENT

This CREDIT AGREEMENT (this "**Agreement**"), dated as of December 31, 2013, but made effective as of January 9, 2014 (the "**Effective Date**"), is executed by and among **SANOMEDICS INTERNATIONAL HOLDINGS, INC.**, a Delaware corporation (the "**Issuing Borrower**"), **THERMOMEDICS, INC.**, a Florida corporation, **ANOVENT, INC.**, a Florida corporation, and **PRIME TIME MEDICAL, INC.**, a Florida corporation (each of the foregoing, including the Issuing Borrower, hereinafter sometimes individually referred to as a "**Borrower**" and all such entities sometimes hereinafter collectively referred to as "**Borrowers**" or the "**Credit Parties**"), and **TCA GLOBAL CREDIT MASTER FUND, LP** ("**Lender**").

WHEREAS, Borrowers have requested that Lender extend a revolving credit facility to Borrowers of up to Five Million and No/100 Dollars ($5,000,000.00) for the purposes permitted hereunder; and for these purposes, Lender is willing to make certain loans and extensions of credit to Borrowers of up to such amount and upon the terms and conditions set forth herein; and

WHEREAS, Borrowers have agreed to secure all of their obligations under the Loan Documents by granting to Lender a first priority security interest in and Lien upon all of their existing and after-acquired personal and real property; and

WHEREAS, the Issuing Borrower has agreed to secure all of the Borrowers' obligations under the Loan Documents by pledging to Lender all of the capital stock and other securities owned by Issuing Borrower with respect to each Subsidiary of Issuing Borrower pursuant to the Stock Pledge Agreement; and

WHEREAS, in connection with the loans and extensions of credit to be made by Lender pursuant to this Agreement, certain officers and directors of the Borrowers are willing to execute Validity Certificates in favor of Lender in connection with the Borrowers' obligations under the Loan Documents;

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the parties hereto agree as follows:

## 1. DEFINITIONS.

1.1 Defined Terms. For the purposes of this Agreement, the following capitalized words and phrases shall have the meanings set forth below.

(a) "**Account**" shall mean, individually, and "**Accounts**" shall mean, collectively, any and all accounts (as such term is defined in the UCC) of each of the Borrowers.

(b) "**Affiliate**" (a) of Lender shall mean: (i) any entity which, directly or indirectly, Controls or is Controlled by or is under Common Control with Lender; and (ii) any entity administered or managed by Lender, or an Affiliate or investment advisor thereof and which is engaged in making, purchasing, holding or otherwise investing in commercial loans;

and (b) of a Borrower shall mean any entity which, directly or indirectly, Controls or is Controlled by or is under Common Control with any Borrower.

(c) "**Agreement**" shall mean this Credit Agreement by and among Borrowers and Lender.

(d) "**Borrower**" and "**Borrowers**" shall have the meaning given to such terms in the preamble hereof.

(e) "**Borrowing Base Amount**" shall mean an amount, expressed in Dollars, equal to eighty percent (80%) of the then existing Eligible Accounts, as determined by Lender in its sole and absolute discretion.

(f) "**Borrowing Base Certificate**" shall mean a certificate delivered by Lender to Borrowers from time to time in a form acceptable to Lender, pursuant to which the formula and calculation of the Borrowing Base Amount is made by Lender.

(g) "**Business Day**" shall mean any day other than a Saturday, Sunday or a legal holiday on which banks are authorized or required to be closed for the conduct of commercial banking business in the State of Florida.

(h) "**Capital Expenditures**" shall mean expenditures (including Capital Lease obligations which should be capitalized under GAAP) for the acquisition of fixed assets which are required to be capitalized under GAAP.

(i) "**Capital Lease**" shall mean, as to any Person, a lease of any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, by such Person as lessee that is, or should be, in accordance with GAAP, recorded as a "capital lease" on the balance sheets of any Borrower.

(j) "**Change in Control**" shall mean any sale, conveyance, assignment or other transfer, directly or indirectly, of any ownership interest of any Borrower, which results in any change in the identity of the individuals or entities previously in Control of such Borrower or the grant of a security interest in any ownership interest of any Person directly or indirectly Controlling any Borrower, which could result in a change in the identity of the individuals or entities previously in Control of such Borrower.

(k) "**Closing Date**" shall mean the date upon which the first Revolving Loan hereunder is initially funded.

(l) "**Collateral**" shall mean, collectively, and whether now existing or hereafter acquired or arising, all assets which secure the Loans, including all existing and after-acquired tangible and intangible assets and property of each of the Borrowers, including real property owned by each of the Borrowers, with respect to which each of the Borrowers grants to Lender a Lien under the terms of the Security Agreement and any of the other Loan Documents.

(m) "**Common Stock**" shall mean the common stock of the Issuing Borrower, par value $0.001 per share.

(n) "**Compliance Certificate**" shall mean the covenant compliance certificate contemplated by Section 10.11 hereof, the form of which is attached hereto as **Exhibit "A"**.

(o) "**Confession of Judgment**" shall mean the confessions of judgment executed by the Borrowers and by the individuals providing the Validity Certificates in favor of the Lender, the forms of which are attached hereto as **Exhibit "B"**.

(p) "**Contingent Liability**" and "**Contingent Liabilities**" shall mean, respectively, each obligation and liability of Borrowers and all such obligations and liabilities of Borrowers incurred pursuant to any agreement, undertaking or arrangement by which Borrowers, or any one of them, either: (i) guarantee, endorse or otherwise become or are contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, dividend, obligation or other liability of any other Person in any manner (other than by endorsement of instruments in the course of collection), including without limitation, any indebtedness, dividend or other obligation which may be issued or incurred at some future time; (ii) guarantee the payment of dividends or other distributions upon the shares or ownership interest of any other Person; (iii) undertake or agree (whether contingently or otherwise): (A) to purchase, repurchase, or otherwise acquire any indebtedness, obligation or liability of any other Person or any property or assets constituting security therefor; (B) to advance or provide funds for the payment or discharge of any indebtedness, obligation or liability of any other Person (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, working capital or other financial condition of any other Person; or (C) to make payment to any other Person other than for value received; (iv) agree to lease property or to purchase securities, property or services from such other Person with the purpose or intent of assuring the owner of such indebtedness or obligation of the ability of such other Person to make payment of the indebtedness or obligation; (v) to induce the issuance of, or in connection with the issuance of, any letter of credit for the benefit of such other Person; or (vi) undertake or agree otherwise to assure a creditor against loss. The amount of any Contingent Liability shall (subject to any limitation set forth herein) be deemed to be the outstanding principal amount (or maximum permitted principal amount, if larger) of the indebtedness, obligation or other liability guaranteed or supported thereby.

(q) "**Control**," "**Controlling**," "**Controlled By**," or words of similar import shall mean the possession, directly or indirectly, of the power to direct, or cause the direction of, the management and policies of a Person by contract, voting of securities, or otherwise.

(r) "**Credit Parties**" shall have the meaning given to it in the preamble hereof.

(s) "**Customer**" shall mean any Person who is obligated to any Borrower for any Receipts.

(t) "**Default Rate**" shall mean a per annum rate of interest equal to the highest rate permitted by applicable law, and if there is no such rate under applicable law, then eighteen percent (18%) per annum.

(u) "**Depreciation**" shall mean the total amounts added to depreciation, amortization, obsolescence, valuation and other proper reserves, as reflected on any Borrower's financial statements and determined in accordance with GAAP.

(v) "**Dollars**" or "**$**" means lawful currency of the United States of America.

(w) "**EBIDTA**" shall mean, for any period, the sum of the following: (i) Net Income (excluding extraordinary and unusual items and income or loss attributable to a minority equity position in any affiliated corporation or Subsidiary) for such period; plus (ii) interest expense; plus (iii) income and franchise taxes payable or accrued; plus (iv) Depreciation for such period; plus (v) all other non-cash charges; plus (vi) management fees; plus (vii) costs, fees and expenses incurred in connection with, or otherwise associated with, the closing of the transaction contemplated by this Agreement; minus (viii) that portion of Net Income arising out of the sale of assets outside of the Ordinary Course of Business (to the extent not previously excluded under clause (i) of this definition), in each case to the extent included in determining Net Income for such period.

(x) "**Effective Date**" shall have the meaning given to it in the preamble hereof.

(y) "**Eligible Accounts**" means those Accounts of each of the Borrowers or any Subsidiary which meet each of the criteria set forth below (an Account that fails to meet the criteria below can still be deemed an Eligible Account, in Lender's sole discretion):

(i) are, to the best knowledge of the Borrowers, genuine in all respects and have arisen in the Borrowers' Ordinary Course of Business from the sale of goods or performance of services by Borrowers or the applicable Subsidiary, which delivery of goods has occurred or performance of services have been fully performed;

(ii) are evidenced by an invoice delivered to the Customer obligated under such Account, are due and payable within thirty (30) days after the date of the invoice, and are not more than ninety (90) days outstanding past the invoice date;

(iii) do not arise from a "sale on approval", "sale or return", "consignment", "guaranteed sale" or "bill and hold", or are subject to any other repurchase or return agreement;

(iv) have not arisen in connection with a sale to a Customer obligated under such Account who is not a resident or citizen of, or an entity organized in, and is located within, the United States of America;

(v) are not due from a Customer obligated under such Account which is a Subsidiary or a director, officer, employee, agent, parent or Affiliate of any Borrower or of any Subsidiary;

(vi) do not directly arise out of contracts with the United States or any Governmental Authority thereof, unless the applicable Borrower (or applicable Subsidiary of

Borrower) has assigned its right to payment of such Account to Lender pursuant to the Federal Assignment of Claims Act of 1940 (or analogous statute), and evidence (satisfactory to Lender) of such assignment has been delivered to Lender;

(vii) do not arise in connection with a sale to a Customer obligated under such Account who is located within a state or jurisdiction which requires the applicable Borrower (or applicable Subsidiary), as a precondition to commencing or maintaining an action in the courts of that state or jurisdiction, either to: (A) receive a certificate of authority to do business and be in good standing in such state or jurisdiction; or (B) file a notice of business activities or similar report with such state's or jurisdiction's taxing authority, unless: (I) Borrower (or the applicable Subsidiary) has taken one of the actions described in clauses (A) or (B); (II) the failure to take one of the actions described in either clause (A) or (B) may be cured retroactively by Borrower (or the applicable Subsidiary) at its election; or (III) the applicable Borrower (or applicable Subsidiary) has proven to the satisfaction of Lender that it is exempt from any such requirements under such state's or jurisdiction's laws;

(viii) do not arise out of a contract or order which, by its terms, forbids or makes void or unenforceable the assignment to Lender of the Account arising with respect thereto and are not assignable to Lender for any other reason;

(ix) to Borrowers' knowledge, are the valid, legally enforceable and unconditional obligation of the Customer obligated under such Account, are not the subject of any setoff, counterclaim, credit, allowance or adjustment by the Customer obligated under such Account, or of any claim by the Customer obligated under such Account denying liability thereunder in whole or in part, and the Customer obligated under such Account has not refused to accept and/or has not returned or offered to return any of the goods or services which are the subject of such Account;

(x) are subject to a perfected, first priority Lien in favor of Lender and not subject to any Lien whatsoever, other than the Lien of Lender and except for Permitted Liens;

(xi) to Borrowers' knowledge, no Proceedings are pending or threatened against the Customer obligated under such Account which might result in any material adverse change in its financial condition or in its ability to pay any Account in full;

(xii) if the Account is evidenced by chattel paper or an instrument, the originals of such chattel paper or instrument shall have been endorsed and/or assigned and delivered to Lender or, in the case of electronic chattel paper, shall be in the control of Lender, in each case in a manner satisfactory to Lender; and

(xiii) to Borrowers' knowledge, there is no bankruptcy, insolvency or liquidation Proceeding pending by or against the Customer obligated under such Account, nor has the Customer obligated under such Account gone out of or suspended business, made a general assignment for the benefit of creditors or failed to pay its debts generally as they come due, and/or no condition or event has occurred having a Material Adverse Effect on the

Customer obligated under such Account which would require the Accounts of such Customer to be deemed uncollectible in accordance with GAAP.

An Account which is an Eligible Account shall cease to be an Eligible Account whenever it ceases to meet any one of the foregoing requirements. In addition, Any Account that otherwise meets each of the criteria above for an Eligible Account, may nonetheless be deemed not to be an Eligible Account, or may be deemed as an eligible Account for a discounted value, all in Lender's sole and absolute discretion

(z) "**Employee Plan**" includes any pension, stock bonus, employee stock ownership plan, retirement, disability, medical, dental or other health plan, life insurance or other death benefit plan, profit sharing, deferred compensation, stock option, bonus or other incentive plan, vacation benefit plan, severance plan or other employee benefit plan or arrangement, including, without limitation, those pension, profit-sharing and retirement plans of Borrowers described from time to time in the financial statements of each Borrower and any pension plan, welfare plan, Defined Benefit Pension Plans (as defined in ERISA) or any multi-employer plan, maintained or administered by any Borrower or to which any Borrower is a party or may have any liability or by which any Borrower is bound.

(aa) "**Environmental Laws**" shall mean all federal, state, district, local and foreign laws, rules, regulations, ordinances, and consent decrees relating to health, safety, hazardous substances, pollution and environmental matters, as now or at any time hereafter in effect, applicable to Borrowers' business or facilities owned or operated by any Borrower, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contamination, chemicals, or hazardous, toxic or dangerous substances, materials or wastes in the environment (including, without limitation, ambient air, surface water, land surface or subsurface strata) or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

(bb) "**ERISA**" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

(cc) "**Event of Default**" shall mean any of the events or conditions set forth in Section 12 hereof.

(dd) "**Exchange Act**" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(ee) "**Funded Indebtedness**" shall mean, as to any Person, without duplication: (i) all indebtedness for borrowed money of such Person (including principal, interest and, if not paid when due, fees and charges), whether or not evidenced by bonds, debentures, notes or similar instruments; (ii) all obligations to pay the deferred purchase price of property or services; (iii) all obligations, contingent or otherwise, with respect to the maximum face amount of all letters of credit (whether or not drawn), bankers' acceptances and similar obligations issued for the account of such Person (including the Letters of Credit), and all unpaid drawings in respect of such letters of credit, bankers' acceptances and similar obligations; and (iv) all indebtedness secured by any Lien on any property owned by such Person, whether or not such

indebtedness has been assumed by such Person (provided, however, if such Person has not assumed or otherwise become liable in respect of such indebtedness, such indebtedness shall be deemed to be in an amount equal to the fair market value of the property subject to such Lien at the time of determination). Notwithstanding the foregoing, Funded Indebtedness shall not include trade payables and accrued expenses incurred by such Person in accordance with customary practices and in the Ordinary Course of Business of such Person.

(ff) "**GAAP**" shall mean United States generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination; provided, however, that interim financial statements or reports shall be deemed in compliance with GAAP despite the absence of footnotes and fiscal year-end adjustments as required by GAAP.

(gg) "**Governmental Authority**" means any foreign, federal, state or local government, or any political subdivision thereof, or any court, agency or other body, organization, group, stock market or exchange exercising any executive, legislative, judicial, quasi-judicial, regulatory or administrative function of government.

(hh) "**Hazardous Materials**" shall mean any hazardous, toxic or dangerous substance, materials and wastes, including, without limitation, hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including, without limitation, materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials or wastes that are or become regulated under any Environmental Law (including, without limitation, any that are or become classified as hazardous or toxic under any Environmental Law).

(ii) "**Interest Rate**" shall mean a fixed rate of interest equal to Eleven Percent (11%) per annum, calculated on the actual number of days elapsed over a 360-day year.

(jj) "**Lender**" shall have the meaning given to it in the preamble hereof.

(kk) "**Liabilities**" shall mean, at all times, all liabilities of Borrowers that would be shown as such on the balance sheets of each Borrower prepared in accordance with GAAP.

(ll) "**Lien**" shall mean, with respect to any Person, any mortgage, pledge, hypothecation, judgment lien or similar legal process, title retention lien, or other lien, security interest or encumbrance granted by such Person or arising by judicial process or otherwise, including, without limitation, the interest of a vendor under any conditional sale or other title retention agreement and the interest of a lessor under a lease of any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, by such Person as

lessee that is, or should be, a Capital Lease on the balance sheet of such Person prepared in accordance with GAAP.

(mm) "**Loan**" or "**Loans**" shall mean the aggregate of all Revolving Loans made by Lender to Borrower under and pursuant to this Agreement.

(nn) "**Loan Documents**" shall mean those documents listed in Sections 3.1, 3.2 and 3.3 hereof, and any other documents or instruments executed in connection with this Agreement or the Revolving Loans contemplated hereby, and all renewals, extensions, future advances, modifications, substitutions, or replacements thereof.

(oo) "**Material Adverse Effect**" shall mean: (i) a material adverse change in, or a material adverse effect upon, the assets, business, prospects, properties, financial condition or results of operations of any Borrower, individually, or all Borrowers, collectively; (ii) a material impairment of the ability of any Borrower, individually, or all Borrowers, collectively, to perform any of their respective Obligations under any of the Loan Documents; (iii) a material adverse effect on: (A) any material portion of the Collateral; (B) the legality, validity, binding effect or enforceability against any Borrower of any of the Loan Documents; (C) the perfection or priority (subject to Permitted Liens) of any Lien granted to Lender under any Loan Document; or (D) the rights or remedies of Lender under any Loan Document; or (iv) other than the effect of U.S. federal and state securities laws, a material adverse effect or impairment on the Lender's ability to sell Advisory Fee Shares or other shares of Issuing Borrower's Common Stock issuable to Lender under any Loan Documents without limitation or restriction in the Principal Trading Market. For purposes of determining whether any of the foregoing changes, effects, impairments, or other events have occurred, such determination shall be made by Lender, in its sole, but reasonably exercised, discretion.

(pp) "**Material Contract**" shall mean any contract or agreement to which any Borrower is a party or by which any Borrower or any of their respective assets are bound and which: (i) must be disclosed to the SEC, the Principal Trading Market, or any other Governmental Authority pursuant to the Securities Act, the Exchange Act, the rules and regulations of the SEC, or any other laws, rules or regulations of any Governmental Authority or the Principal Trading Market; (ii) involves aggregate payments of Fifty Thousand Dollars ($50,000) or more to or from any Borrower; (iii) involves delivery, purchase, licensing or provision, by or to any Borrower, of any goods, services, assets or other items having a value (or potential value) over the term of such contract or agreement of Fifty Thousand Dollars ($50,000) or more or is otherwise material to the conduct of any Borrower's business as now conducted and as contemplated to be conducted in the future; (iv) involves a Borrower Lease; (v) imposes any guaranty, surety or indemnification obligations on any Borrower; or (vi) prohibits any Borrower from engaging in any business or competing anywhere in the world.

(qq) "**Net Income**" shall mean, with respect to any period, the amount shown opposite the caption "Net Income" or a similar caption on the financial statements of any Borrower, prepared in accordance with GAAP.

(rr) "**Obligations**" shall mean all loans, advances and other financial accommodations (whether primary, contingent or otherwise), all interest accrued thereon

(including interest which would be payable as post-petition in connection with any bankruptcy or similar Proceeding, whether or not permitted as a claim thereunder), and any and all costs, fees or other charges due to Lender under this Agreement or the other Loan Documents, any expenses incurred by Lender under this Agreement or the other Loan Documents, and any and all other liabilities and obligations of each of the Borrowers to Lender, and the performance by each of the Borrowers of all covenants, agreements and obligations of every nature and kind on the part of Borrowers to be performed under this Agreement and any other Loan Documents.

(ss) "**Ordinary Course of Business**" means the ordinary course of business of the Person in question, consistent with past custom and practice (including with respect to quantity, quality and frequency).

(tt) "**Payment Date**" shall have the meaning given to it in Section 2.1(c) hereof.

(uu) "**Permitted Liens**" shall mean: (i) Liens for Taxes, assessments or other governmental charges not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and, in each case, for which adequate reserves are maintained in accordance with GAAP and in respect of which no Lien has been filed; (ii) Liens of carriers, warehousemen, mechanics and materialmen arising in the Ordinary Course of Business and other similar Liens imposed by law; (iii) Liens in the form of deposits or pledges incurred in connection with worker's compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA or in connection with surety bonds, bids, performance bonds and similar obligations) for sums not overdue or being contested in good faith by appropriate proceedings and not involving any advances or borrowed money or the deferred purchase price of property or services, which do not in the aggregate materially detract from the value of the property or assets of any Borrower taken as a whole or materially impair the use thereof in the operation of any Borrower's business and, in each case, for which adequate reserves are maintained in accordance with GAAP and in respect of which no Lien has been filed; (iv) Liens described in the Financial Statements and the replacement, extension or renewal of any such Lien upon or in the same property subject thereto arising out of the extension, renewal or replacement of the indebtedness secured thereby (without increase in the amount thereof); (v) attachments, appeal bonds, judgments and other similar Liens, for sums not exceeding Fifty Thousand and 00/100 Dollars ($50,000) arising in connection with Proceedings, provided the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings and to the extent such judgments or awards do not otherwise constitute an Event of Default; (vi) zoning and similar restrictions on the use of property and easements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens not interfering in any material respect with the ordinary conduct of the business of any Borrower; (vii) Liens arising in connection with Capital Leases (and attaching only to the property being leased); (viii) Liens that constitute purchase money security interests on any property securing indebtedness incurred for the purpose of financing all or any part of the cost of acquiring such property, provided that any such Lien attaches to such property within sixty (60) days of the acquisition thereof and attaches solely to the property so acquired; (ix) Liens granted to Lender hereunder and under the Loan Documents; (x) any interest or title of a lessor, sublessor, licensor or sublicensor under any lease or non-exclusive license permitted by this Agreement; (xi) Liens arising from precautionary

uniform commercial code financing statements filed under any lease permitted by this Agreement; and (xii) banker's Liens and rights of set-off of financial institutions arising in connection with items deposited in accounts maintained at such financial institutions and subsequently unpaid and unpaid fees and expenses that are charged to any Borrower by such financial institutions in the Borrowers' Ordinary Course of Business of the maintenance and operation of such accounts.

(vv) "**Permit**" means any license, permit, approval, waiver, order, authorization, right or privilege of any nature whatsoever, granted, issued, approved or allowed by any Governmental Authority.

(ww) "**Person**" shall mean any individual, partnership, limited liability company, limited liability partnership, corporation, trust, joint venture, joint stock company, association, unincorporated organization, government or agency or political subdivision thereof, or other entity.

(xx) "**Principal Trading Market**" shall mean the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, the OTC Markets, the NYSE Euronext, the NYSE Market, or any other nationally recognized trading or exchange market acceptable to Lender, whichever is at the time the principal trading exchange or market for the Common Stock.

(yy) "**Proceeding**" means any demand, claim, suit, action, litigation, investigation, audit, study, arbitration, administrative hearing, or any other proceeding of any nature whatsoever.

(zz) "**Real Property**" means any real estate, land, building, structure, improvement, fixture or other real property of any nature whatsoever, including, but not limited to, fee and leasehold interests.

(aaa) "**Receipts**" shall mean all revenues, receipts, receivables, Accounts, collections or any other funds at any time received or receivable by any Borrower, or otherwise owing or due to any Borrower, in connection with any Eligible Accounts, its business, operations or from any other source.

(bbb) "**Receipts Collection Fee**" shall mean a surcharge charged by Lender to the Borrowers on a monthly basis, and shall be in an amount calculated by Lender such that, when added together with any monthly interest paid by Borrowers hereunder, the aggregate amount of the interest and the Receipts Collection Fee shall not exceed One and One-half percent (1.50%) of the then outstanding principal balance of all Loans hereunder, per month.

(ccc) "**Regulatory Change**" shall mean the introduction of, or any change in any applicable law, treaty, rule, regulation or guideline or in the interpretation or administration thereof by any Governmental Authority or any central bank or other fiscal, monetary or other authority having jurisdiction over Lender or its lending office.

(ddd) "**Revolving Loan**" and "**Revolving Loans**" shall mean, respectively, each direct advance, and the aggregate of all such direct advances, made by Lender to Borrowers under and pursuant to Section 2.1 of this Agreement.

(eee) "**Revolving Loan Availability**" shall mean at any time, the lesser of: (i) the then applicable Revolving Loan Commitment; or (ii) the Borrowing Base Amount.

(fff) "**Revolving Loan Commitment**" shall mean, on the Closing Date, Two Million Three Hundred Thousand and No/100 Dollars ($2,300,000.00), and in the event Borrowers request and Lender agrees to increase the Revolving Loan Commitment pursuant to Section 2.1(b), thereafter, shall mean the amount to which Lender agrees to increase the Revolving Loan Commitment, up to Five Million and No/100 Dollars ($5,000,000.00), all as applicable pursuant to Section 2.1(b).

(ggg) "**Revolving Loan Maturity Date**" shall mean the earlier of: (i) six (6) months from the Closing Date; (ii) upon sixty (60) day written notice from Lender; (iii) upon prepayment of the Revolving Note by Borrowers (subject to Section 2.1(d)(ii)); or (iv) the occurrence of an Event of Default and acceleration of the Revolving Note pursuant to this Agreement, unless the date in clause (i) shall be extended pursuant to Section 2.3 or by Lender pursuant to any modification, extension or renewal note executed by Borrowers and accepted by Lender in its sole and absolute discretion in substitution for the Revolving Note.

(hhh) "**Revolving Note**" shall mean that certain Revolving Note in the principal amount of the Revolving Loan Commitment of even date herewith made by Borrowers in favor of Lender, in form substantially similar to that of **Exhibit "C"** attached hereto, and any renewal, extension, future advance, modification, substitution, or replacement thereof.

(iii) "**SEC**" shall mean the United States Securities and Exchange Commission.

(jjj) "**Securities Act**" shall mean the Securities Act of 1933, as amended.

(kkk) "**Security Agreement**" shall mean a Security Agreement in favor of Lender, in form substantially similar to that of **Exhibit "D"** attached hereto.

(lll) "**Stock Pledge Agreement**" shall mean the Stock Pledge Agreement executed by Issuing Borrower, which shall be substantially in the form of **Exhibit "E"** attached hereto.

(mmm) "**Subsidiary**" and "**Subsidiaries**" shall mean, respectively, each and all such corporations, partnerships, limited partnerships, limited liability companies, limited liability partnerships or other entities of which or in which a Person owns, directly or indirectly, fifty percent (50%) or more of: (i) the combined voting power of all classes of stock having general voting power under ordinary circumstances to elect a majority of the board of directors of such entity if a corporation; (ii) the management authority and capital interest or profits interest of such entity, if a partnership, limited partnership, limited liability company, limited liability partnership, joint venture or similar entity; or (iii) the beneficial interest of such entity, if a trust, association or other unincorporated organization.

(nnn) "**UCC**" shall mean the Uniform Commercial Code in effect in Nevada from time to time.

(ooo) "**Validity Certificates**" shall mean the Validity Certificates executed by the CEO and CFO of Borrowers, which shall be substantially in the form of **Exhibit "F"** attached hereto.

1.2 Accounting Terms. Any accounting terms used in this Agreement which are not specifically defined herein shall have the meanings customarily given them in accordance with GAAP. Calculations and determinations of financial and accounting terms used and not otherwise specifically defined hereunder and the preparation of financial statements to be furnished to Lender pursuant hereto shall be made and prepared, both as to classification of items and as to amount, in accordance with GAAP, as used in the preparation of the financial statements of any Borrower on the date of this Agreement. If any changes in accounting principles or practices from those used in the preparation of the financial statements are hereafter occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or any successor thereto or agencies with similar functions), which results in a material change in the method of accounting in the financial statements required to be furnished to Lender hereunder or in the calculation of financial covenants, standards or terms contained in this Agreement, the parties hereto agree to enter into good faith negotiations to amend such provisions so as equitably to reflect such changes to the end that the criteria for evaluating the financial condition and performance of each Borrower will be the same after such changes as they were before such changes; and if the parties fail to agree on the amendment of such provisions, Borrowers will furnish financial statements in accordance with such changes but shall provide calculations for all financial covenants, perform all financial covenants and otherwise observe all financial standards and terms in accordance with applicable accounting principles and practices in effect immediately prior to such changes. Calculations with respect to financial covenants required to be stated in accordance with applicable accounting principles and practices in effect immediately prior to such changes shall be reviewed and certified by Borrowers' accountants.

1.3 Other Terms Defined in UCC. All other words and phrases used herein and not otherwise specifically defined shall have the respective meanings assigned to such terms in the UCC, as amended from time to time, to the extent the same are used or defined therein.

1.4 Other Definitional Provisions; Construction. Whenever the context so requires, the neuter gender includes the masculine and feminine, the single number includes the plural, and vice versa. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and references to Article, Section, Subsection, Annex, Schedule, Exhibit and like references are references to this Agreement unless otherwise specified. Wherever the word "include," "includes" or "including" is used in this Agreement, it will be deemed to be followed by the words "without limitation." An Event of Default shall "continue" or be "continuing" until such Event of Default has been waived in accordance with Section 14.3 hereof. References in this Agreement to any party shall include such party's successors and permitted assigns. References to any "Section" shall be a reference to such Section of this

Agreement unless otherwise stated. The term "Borrower" or "Borrowers" shall refer collectively to the Issuing Borrower and all of its Subsidiaries from time to time in existence, whether made a part of this Agreement or not, and to each of them individually, in each case as the context may so require, it being the intent of the parties under this Agreement that all of the terms, conditions, provisions and representations hereof shall, to the greatest extent possible, apply equally to each of them, as if each term, covenant, provision and representation was separately made herein by each of them, except only with respect to any terms and provisions that deal directly with the issuance of any Common Stock of the Issuing Borrower, in which case the term Borrower shall mean and refer only to the Issuing Borrower. To the extent any of the provisions of the other Loan Documents are inconsistent with the terms of this Agreement, the provisions of this Agreement shall govern.

## 2. REVOLVING LOAN FACILITY.

2.1 Revolving Loan.

(a) Revolving Loan Commitment. Subject to the terms and conditions of this Agreement and the other Loan Documents, and in reliance upon the representations and warranties of Borrowers set forth herein and in the other Loan Documents, Lender agrees to make such Revolving Loans at such times as Borrowers may from time to time request, pursuant to the terms of this Agreement, until, but not including, the Revolving Loan Maturity Date, and in such amounts as Borrowers may from time to time request up to the Revolving Loan Availability (and subject at all times to the amounts available to be borrowed in accordance with the Borrowing Base Certificate); provided, however, that the aggregate principal balance of all Revolving Loans outstanding at any time shall not exceed the Revolving Loan Availability; and further provided, however, that, notwithstanding anything contained in this Agreement or any other Loan Documents to the contrary, each Revolving Loan requested by Borrowers under this Agreement shall be subject to Lender's approval, which approval may be given or withheld in Lender's sole and absolute discretion. Revolving Loans made by Lender may be repaid and, subject to the terms and conditions hereof, borrowed again up to, but not including, the Revolving Loan Maturity Date, unless the Revolving Loans are otherwise terminated or extended as provided in this Agreement. The Revolving Loans shall be used by Borrower for the specific purposes permitted hereunder and for no other purpose.

(b) Increase to Revolving Loan Commitment. Borrowers may request, from time to time, that the Revolving Loan Commitment be increased to up to Five Million Dollars ($5,000,000); and Lender, in its sole discretion, may make available Revolving Loan Commitment increases to Borrowers. Lender's election to increase the Revolving Loan Commitment from time to time may be granted or denied by Lender in its sole and absolute discretion, however, at a minimum, the following conditions must be satisfied, in Lender's sole and absolute discretion:

(i) no Event of Default shall have occurred or be continuing, or result from the applicable increase of the Revolving Loan Commitment;

(ii) Borrowers shall have executed and delivered a new or revised Revolving Note;

(iii) After giving effect to such increase, the amount of the aggregate outstanding principal balance of all Revolving Loans shall not be in excess of the Revolving Loan Availability; and

(iv) Lender shall have reviewed and accepted, in its sole and absolute discretion, the amount and type of current and historical Receipts and Eligible Accounts of the Borrowers, or other Collateral required for the increase.

(c) Revolving Loan Interest and Payments. Except as otherwise provided in this Agreement, the outstanding principal balance of the Revolving Loans shall be repaid on or before the Revolving Loan Maturity Date. The principal amount of the Revolving Loans outstanding from time to time shall bear interest at the Interest Rate. The Receipts Collection Fee, accrued and unpaid interest on the unpaid principal balance of all Revolving Loans outstanding from time to time, and other fees and charges due hereunder, shall be payable on a weekly basis on the weekly anniversary date of the Closing Date, or such other date as Lender and Borrowers may agree upon (provided, however, if no such other agreement is made or reached, then on the weekly anniversary date of the Closing Date), commencing on the first such date to occur after the date hereof and on the Revolving Loan Maturity Date (each a "**Payment Date**"). Any amount of principal or interest on the Revolving Loans which is not paid when due, whether at stated maturity, by acceleration or otherwise, shall at Lender's option bear interest payable on demand at the Default Rate.

(d) Revolving Loan Principal Repayments.

(i) Mandatory Principal Prepayments; Overadvances. All Revolving Loans hereunder shall be repaid by Borrowers on or before the Revolving Loan Maturity Date, unless payable sooner pursuant to the provisions of this Agreement. In the event the aggregate outstanding principal balance of all Revolving Loans hereunder exceed the Revolving Loan Availability, Borrowers shall, within five (5) days after notice or demand from Lender, make such repayments of the Revolving Loans or take such other actions as shall be necessary to eliminate such excess. In addition, from time to time, Lender shall have the right to review the amount and type of current and historical Receipts and Eligible Accounts of the Borrowers, the value of other Collateral, and other factors determined by Lender, and based on such review, Lender may, in its sole discretion, require, upon notice to Borrowers, that following collection and payment of all items and fees as required by Section 2.1(e)(ii)(1) – (5), inclusive (other than the Mandatory Principal Repayment Amount), on each Payment Date, an amount equal to twenty percent (20%) of all amounts collected into the Lock Box Account during any period selected by Lender shall be paid to Lender to reduce the then outstanding principal balance of all Revolving Loans hereunder (the "**Mandatory Principal Repayment Amount**"). The Lender shall apply funds received into the Lock Box Account in accordance with Section 2.1(e) below.

(ii) Optional Prepayments. Borrowers may, from time to time, prepay the Revolving Loans, in whole or in part, without premium or penalty.

(e) Collections; Lock Box.

(i) Funds Collected.

(1) Wire Transfers. To the extent any Customers make or pay any Receipts to any Borrower by a wire transfer or other form of electronic funds transfer, effective as of the Closing Date, such Borrower shall direct all of such Customers to make all such wire transfer or electronic fund transfer payments directly to the Lock Box Account.

(2) Cash, Checks and Other Payments. To the extent any Customers make or pay any Receipts to any Borrower by any other form other than wire transfer or other form of electronic funds transfer (such as through cash or a check), then effective as of the Closing Date, each Borrower shall direct all of its Customers to make and send all such payments and Receipts directly to a post office box designated by, and under the exclusive control of, Lender (such post office box is referred to herein as the "**Lock Box**").

(3) Credit/Debit Card Payments. The parties recognize that in some instances, Customers of Borrowers make payments to Borrowers through the use of a credit or debit card. In that regard, effective as of the earlier to occur of: (i) any time monthly Receipts through credit or debit card payments exceed $5,000 in any given calendar month; or (ii) any time upon written notice from Lender (the "**Merchant Processor Date**"), Borrowers shall modify its agreements with all credit/debit card payment processing companies with whom they have agreements or other payment processing relationships (the "**Payment Processing Companies**"), so as to authorize, direct and cause: (A) all credit/debit card payments from any Customers; and (B) any reserves or holdbacks withheld by any of the Payment Processing Companies, if, as, and when distributed or paid to Borrowers, to be deposited directly into the Lock Box Account, rather than any other bank accounts of Borrowers. In this regard, within ten (10) days after the Merchant Processor Date, Borrowers shall obtain from the each of the Payment Processing Companies and deliver to Lender, an estoppel certificate, disbursement direction or other similar document in form and substance acceptable to Lender, confirming and agreeing: (I) to the foregoing payment directions; (II) that such payment instructions and directions shall not be changed, amended or terminated, except upon written notice from Lender; and (III) that copies of all statements, notices and other communications sent by any Payment Processing Companies to Borrowers, also be delivered to Lender. At any time prior to such written disbursement direction or other similar document with any Payment Processing Companies being effective and in place, any Receipts received by any Borrower from any Payment Processing Companies shall be immediately re-directed and deposited by such Borrower into the Lock Box Account. Borrowers hereby represent and warrant to Lender that the only Payment Processing Companies with whom the Borrowers have any agreements or other payment processing relationships as of the Closing Date is Trans Tech Merchant Group. Borrowers shall not enter into any other agreements with any other Payment Processing Companies, unless prior to or contemporaneously with entering into such relationships or agreements, such Payment Processing Companies execute a disbursement direction or other similar document as required above in favor of Lender.

(4) General Collection Terms. Borrowers hereby agree to undertake any and all required actions, execute any required documents, instruments or agreements, or to otherwise do any other thing required or requested by Lender in order to effectuate the requirements of this Section 2.1(e)(i). Lender shall maintain an account at a financial institution acceptable to Lender in its sole and absolute discretion (the "**Lock Box Account**"), which Lock Box Account is and shall be maintained in Lender's name, and into

which all Receipts, whether through wires, electronic fund transfers, credit and debit card payments from any Customers (whether directly or through any Payment Processing Companies), and all other monies, checks, notes, drafts or other payments or Receipts of any kind received or receivable by, or due to, the Borrowers shall be deposited. It is the intent of the parties that all Receipts, whether through wires, electronic fund transfers, credit and debit card payments from any Customers (whether directly or through any Payment Processing Companies), and all other monies, checks, notes, drafts or other payments or Receipts of any kind received or receivable by, or due to, the Borrowers, shall be deposited directly into the Lock Box Account, rather than any other accounts of any Borrower, or if received into any account of any Borrower, then such Borrower shall immediately re-direct and deposit same into the Lock Box Account. In this regard, if Borrowers, any Affiliate or Subsidiary, any shareholder, officer, director, employee or agent of Borrowers or any Affiliate or Subsidiary, or any other Person acting for or in concert with Borrowers, shall receive any monies, checks, notes, drafts or other payments or Receipts, the Borrowers and each such Person shall receive all such items in trust for, and as the sole and exclusive property of, Lender, and, immediately upon receipt thereof, shall remit the same (or cause the same to be remitted) in kind to the Lock Box Account. Notwithstanding anything contained herein to the contrary, provided the Borrowers are in good standing under this Agreement and the other Loan Documents, and provided no Event of Default exists under this Agreement or any other Loan Document, and provided no event has occurred that, with the passage of time, or the giving of notice, or both, would constitute an Event of Default under this Agreement or any other Loan Document, any sums or proceeds to be received by Borrowers in connection with the closing of any debt or equity financing permitted hereunder shall not be deposited into the Lock Box Account as Receipts hereunder.

(ii) Distribution of Funds From the Lock Box Account. Borrowers and Lender agree that all payments made to the Lock Box Account, whether in respect of Receipts, as proceeds of Collateral, or otherwise, will be swept from the Lock Box Account to Lender on each Payment Date to be applied according to the following priorities: (1) to unpaid fees and expenses due hereunder including, without limitation, any recurring fees due pursuant to Section 2.2 hereof; (2) to any custodian/back-up servicer (if applicable); (3) to accrued but unpaid interest owed under Sections 2.1(c) and 2.4 hereof; (4) to the Receipts Collection Fee; (5) to amounts payable pursuant to Section 2.1(d), including the Mandatory Principal Repayment Amount, if applicable; and (6) upon the occurrence of an Event of Default, to Lender, to reduce the outstanding Revolving Loan balance to zero (each of the foregoing payments, the "**Lock Box Payments**"). The amount remaining in the Lock Box Account following the payment of the Lock Box Payments on each Payment Date shall be referred to herein as the "**Net Amount**". The Lender agrees that, provided the Borrowers are in good standing under this Agreement and the other Loan Documents, and provided no Event of Default exists under this Agreement or any other Loan Document, and provided no event has occurred that, with the passage of time, or the giving of notice, or both, would constitute an Event of Default under this Agreement or any other Loan Document, the Net Amount will be transferred to Borrowers from the Lock Box Account via wire transfer or electronic funds transfer to an account designated by the Borrowers on the earlier to occur of: (i) three (3) Business Days from the immediately preceding Payment Date; or (ii) the immediately subsequent Payment Date. Borrowers agree to pay all reasonable fees, costs and expenses in connection with opening and maintaining of the Lock Box and the Lock Box Account. All of such reasonable fees, costs and expenses, if not paid by Borrowers within five (5) Business Days of Lender's written request, may be paid by Lender and in such event all

amounts paid by Lender shall constitute Obligations hereunder, shall be payable to Lender by Borrowers upon demand, and, until paid, shall bear interest at the Default Rate. Notwithstanding anything contained herein to the contrary, in the event the amounts collected into the Lock Box Account from time to time, whether in respect of Receipts, as proceeds of Collateral, or otherwise, are at any time not sufficient to pay the amounts due to Lender on any Payment Date under items (1) – (6) above of this Section 2.1(e)(ii), then Borrowers shall, without further notice or demand from Lender, pay any such shortfall amounts to the Lock Box Account within three (3) Business Days from the Payment Date for which such amounts were due, or notwithstanding the foregoing order and priority, Lender shall have the right to sweep from the Lock Box Account any such shortfall amounts immediately upon any Receipts coming into the Lock Box Account.

(iii) Power of Attorney. It is intended that all Receipts, and all other checks, drafts, instruments and other items of payment or proceeds of Collateral at any time received, due or owing to any Borrower from a Customer, any other Person, or otherwise, shall be deposited directly into the Lock Box Account, and if not deposited directly into the Lock Box Account, shall be immediately remitted or endorsed by Borrowers to Lender into the Lock Box Account, and, if that remittance or endorsement of any such item shall not be immediately made for any reason, Lender is hereby irrevocably authorized to remit or endorse the same on each Borrower's behalf. For purpose of this Section, each Borrower irrevocably hereby makes, constitutes and appoints Lender (and all Persons designated by Lender for that purpose) as each Borrower's true and lawful attorney and agent-in-fact: (A) to endorse such Borrower's name upon said Receipts or items of payment and/or proceeds of Collateral and upon any chattel paper, document, instrument, invoice or similar document or agreement relating to any Receipts of such Borrower; (B) to take control in any manner of any item of payment or proceeds thereof; (C) to have access to such Borrower's operating accounts, through such Borrower's online banking system, or otherwise, to make remittances of any Receipts deposited therein into the Lock Box Account as required hereby; (D) to have access to any lock box or postal box into which any of Borrowers' mail is deposited, and open and process all mail addressed to any Borrower and deposited therein; and (E) direct and otherwise deal with all Payment Processing Companies, or other Persons, to insure that all Receipts, payments and reserves as hereby contemplated are remitted to the Lock Box Account.

(iv) Rights Upon Default. Lender may, at any time and from time to time after the occurrence and during the continuance of an Event of Default, whether before or after notification to any Customer and whether before or after the maturity of any of the Obligations: (A) enforce collection of any of the Accounts (including all Eligible Accounts) and Receipts of any Borrower or other amounts owed to any Borrower by suit or otherwise; (B) exercise all of the rights and remedies of each Borrower with respect to Proceedings brought to collect any Accounts (including all Eligible Accounts), Receipts, or other amounts owed to each Borrower; (C) surrender, release or exchange all or any part of any Accounts (including all Eligible Accounts), Receipts, or other amounts owed to each Borrower, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder; (D) sell or assign any Account (including all Eligible Accounts) or Receipts of any Borrower, or other amount owed to any Borrower, upon such terms, for such amount and at such time or times as Lender deems advisable; (E) prepare, file and sign any Borrower's name on any proof of claim in bankruptcy or other similar document against any Customer or other Person

obligated to any Borrower; and (F) do all other acts and things which are necessary, in Lender's sole discretion, to fulfill each Borrower's obligations under this Agreement and the other Loan Documents and to allow Lender to collect the Accounts (including all Eligible Accounts), Receipts, or other amounts owed to each Borrower. In addition to any other provision hereof, Lender may at any time after the occurrence and during the continuance of an Event of Default, at Borrowers' expense, notify any parties obligated on any of the Accounts (including all Eligible Accounts) and Receipts to make payment directly to Lender of any amounts due or to become due thereunder.

(v) Statement. From time to time, Lender may deliver to Borrowers an invoice and or an account statement showing all Loans, charges and payments, which shall be deemed final, binding and conclusive upon Borrowers, unless Borrowers notify Lender in writing, specifying any error therein, within thirty (30) days of the date such account statement is sent to Borrowers and any such notice shall only constitute an objection to the items specifically identified.

(f) Initial Loan Funding.

(i) Closing Date Funding. Notwithstanding anything contained in this Agreement to the contrary, the Lender and Borrowers hereby agree that the initial Revolving Loan to be funded on the Closing Date shall be subject to the terms of this Section 2.1(f) and that the proceeds thereof shall be disbursed as set forth in this Section 2.1(f). Subject to the terms and provisions of this Agreement, on the Closing Date, One Million Dollars ($1,000,000) of the Revolving Loan Commitment in effect as of the Closing Date shall be funded to the Borrowers in accordance with the terms of this Agreement. The remaining portion of the Revolving Loan Commitment in effect as of the Closing Date in the amount of One Million Three Hundred Thousand Dollars ($1,300,000) (the "**Delayed Funding Amount**"), shall not be funded by Lender on the Closing Date, and shall be reserved and withheld by Lender for future funding to the Borrowers in accordance with this Section 2.1(f). Other than the Delayed Funding Amount, on the Closing Date, all fees, payments, disbursements, and expenses payable from the proceeds of the initial Revolving Loan hereunder (calculated on the basis of the full Revolving Loan Commitment, regardless whether funded on the Closing Date or made part of the Delayed Funding Amount) shall be paid and disbursed to the appropriate parties pursuant to the Settlement Statement and Joint Disbursement Instructions to be executed by Borrowers and Lender upon execution of this Agreement.

(ii) Delayed Funding Amount for Acquisition. It is anticipated that one of the Borrowers will be making an acquisition within ninety (90) days after the Closing Date (any such acquisition hereinafter referred to as the "**Acquisition**"). If and when Borrowers desire to use all or any portion of the Delayed Funding Amount towards the purchase price of any Acquisition (so long as it is within the ninety (90) day period from the Closing Date), the Borrowers shall deliver to Lender any and all information requested by Lender with respect to the Acquisition and the terms and conditions thereof. Lender shall have the right to review and approve any such Acquisition in its sole and absolute discretion, and if approved by Lender, Lender shall have the right to approve what portion of the Delayed Funding Amount is eligible for use by Borrowers in connection with the Acquisition, in Lender's sole and absolute discretion. If any such Acquisition is approved by Lender, then Lender shall fund such portion

of the Delayed Funding Amount as is approved by Lender for the Acquisition in accordance with the terms of Section 2.1(f)(iii) below.

(iii) Closing on Acquisition. All of the documents required to be executed by Borrowers or the Person being acquired under the Acquisition, as may be required under Section 3.12 hereof, or as otherwise required by Lender, shall be provided to Borrowers and the law firm handling the closing of the Acquisition (the "**Closing Agent**"). When the Acquisition is "Ready to Close" (as hereinafter defined), Closing Agent shall deliver to Lender's counsel: (i) a written confirmation or certification from the Closing Agent in form and substance acceptable to Lender, stating and confirming that the Acquisition is Ready to Close; (ii) a copy of the final closing statement for the Acquisition, showing the net amount payable to the selling party under the Acquisition; and (iii) copies of fully executed documents from the Acquisition as may be requested by Lender's counsel. In addition, Borrowers, as applicable, shall deliver to Lender all documents and other items required to be executed, completed and delivered in accordance with Section 3.12 above, or otherwise required by Lender, so executed and completed by an authorized officer of Borrowers or the Person being acquired (post-Acquisition), in accordance with the Lender's instructions. Upon: (I) receipt by Lender of the items required by this Section 2.1(f)(iii); (II) Lender's final written approval of the Acquisition and authorization from Lender to fund the Delayed Funding Amount (or applicable portion thereof approved by Lender); and (III) provided no default or Event of Default has occurred or is continuing under this Agreement or any other Loan Documents, and no event has occurred that, with the passage of time, the giving of notice, or both, would constitute a default or an Event of Default under this Agreement or any other Loan Documents, the Delayed Funding Amount (or applicable portion thereof approved by Lender) shall be disbursed to the Closing Agent for and in connection with the closing of the Acquisition. For purposes of this Section 2.1(f)(iii), the term "**Ready to Close**" shall mean, with respect to the Acquisition, that all documents relating to the Acquisition have been fully and finally executed by all applicable parties thereto, and all other terms and conditions of any nature or kind to closing on the Acquisition have been fully satisfied and performed, other than payment of the purchase price for such Acquisition to the sellers thereunder.

(iv) Failure to Consummate Acquisition. If an Acquisition is not Ready to Close by a date that is ninety (90) days from the Closing Date (or any such Acquisition is not approved by Lender in accordance with this Section 2.1(f) within such ninety (90) day period), then the Delayed Funding Amount shall be withdrawn and Lender shall have no further obligation or liability to fund same, or any portion thereof, in connection with any Acquisition, the Revolving Loan Commitment shall be deemed automatically reduced to the amount funded on the Closing Date, and there shall be no adjustment to, or reimbursement of, any fees or charges previously paid hereunder by Borrowers in connection with this Agreement.

2.2 Fees.

(a) Intentionally Left Blank.

(b) Asset Monitoring Fee. Borrowers agree to pay to Lender an asset monitoring fee ("**Asset Monitoring Fee**") equal to One Thousand Five-Hundred and No/100 Dollars ($1,500.00), which shall be due and payable on the Closing Date, and thereafter on the

first day of each third (3rd) calendar month during the term of this Agreement. The Asset Monitoring Fee shall be increased in increments of Five Hundred and No/100 Dollars ($500.00) each time the Revolving Loan Commitment amount is increased pursuant to Section 2.1(b); provided that the Asset Monitoring Fee shall never exceed Two Thousand Five Hundred and No/100 Dollars ($2,500.00).

(c) Transaction Advisory Fee. Borrowers agree to pay to Lender, on the Closing Date, a transaction advisory fee equal to four percent (4.0%) of the Revolving Loan Commitment as of the Closing Date. Borrowers agree to pay to Lender a transaction advisory fee equal to two percent (2.0%) on the amount of any increase of the Revolving Loan Commitment pursuant to Section 2.1(b), which shall be due and payable on the date of any increase to the Revolving Loan Commitment pursuant to Section 2.1(b).

(d) Due Diligence Fees. Borrowers agree to pay a due diligence fee equal to Ten Thousand and No/100 Dollars ($10,000.00), which shall be due and payable in full on the Closing Date, or any remaining portion thereof shall be due and payable on the Closing Date if a portion of such fee was paid upon the execution of any term sheet related to this Agreement.

(e) Document Review and Legal Fees. Borrowers agree to pay a document review and legal fee equal to Fifteen Thousand and No/100 Dollars ($15,000.00) which shall be due and payable in full on the Closing Date, or any remaining portion thereof shall be due and payable on the Closing Date if a portion of such fee was paid upon the execution of any term sheet related to this Agreement.

(f) Other Fees. Each of the Borrowers also agrees to pay to the Lender (or any designee of the Lender), upon demand, or to otherwise be responsible for the payment of, any and all other costs, fees and expenses, including the reasonable fees, costs, expenses and disbursements of counsel for the Lender and of any experts and agents, which the Lender may incur or which may otherwise be due and payable in connection with: (i) the preparation, negotiation, execution, delivery, recordation, administration, amendment, waiver, subordination, or other modification or termination of this Agreement or any other Loan Documents (provided that there shall be no fees for the preparation and negotiation of this Agreement other than as specifically set forth in the closing or settlement statement executed by Borrowers and Lender on the Closing Date); (ii) any documentary stamp taxes, intangibles taxes, recording fees, filing fees, or other similar taxes (except those based on Lender's income), fees or charges imposed by or due to any Governmental Authority in connection with this Agreement or any other Loan Documents; (iii) the exercise or enforcement of any of the rights of the Lender under this Agreement or the Loan Documents; or (iv) the failure by any Borrower to perform or observe any of the provisions of this Agreement or any of the Loan Documents. Included in the foregoing shall be the amount of all expenses paid or incurred by Lender in consulting with counsel concerning any of its rights under this Agreement or any other Loan Document or under applicable law. All such costs and expenses, if not so immediately paid when due or upon demand thereof, shall bear interest from the date of outlay until paid, at the Default Rate. All of such costs and expenses shall be additional Obligations of the Borrowers to Lender secured under the Loan Documents. The provisions of this Subsection shall survive the termination of this Agreement.

(g) Advisory Fee.

(i) Share Issuance. In consideration of advisory services provided by Lender to Issuing Borrower prior to the Closing Date, the Issuing Borrower shall pay to Lender a fee equal to $160,000.00 (the "**Advisory Fee**"). The Advisory Fee shall be initially paid by the issuance to Lender of restricted shares of the Issuing Borrower's Common Stock (the "**Advisory Fee Shares**") in accordance with the terms and provisions of this Section. For purposes of determining the number of shares issuable to Lender under this Section 2.2(g), the Issuing Borrower's Common Stock shall be valued at the average of the volume weighted average price for the Common Stock for the five (5) Business Days immediately prior to the Effective Date (the "**Valuation Date**"), as reported by Bloomberg or such other reporting service acceptable to Lender (the "**VWAP**"). The Lender shall confirm to the Issuing Borrower in writing, the VWAP for the Common Stock as of the Valuation Date, and the Issuing Borrower shall issue to Lender, on the Closing Date, a number of Advisory Fee Shares equal to one hundred percent (100%) of the Advisory Fee, based on such VWAP as of the Valuation Date. On the Closing Date, the Issuing Borrower shall instruct its transfer agent (the "**Transfer Agent**") to issue certificates representing the Advisory Fee Shares issuable to the Lender hereunder, and shall cause its Transfer Agent to deliver such certificates to Lender within five (5) Business Days from the Closing Date. In the event such certificates representing the Advisory Fee Shares issuable hereunder shall not be delivered to the Lender within said five (5) Business Day period, same shall be an immediate default under this Agreement and the other Loan Documents. The Advisory Fee Shares, when issued, shall be deemed to be validly issued, fully paid, and non-assessable shares of the Issuing Borrower's Common Stock. The Advisory Fee Shares shall be deemed fully earned as of the date the Borrowers execute this Agreement, regardless of the amount or number of Revolving Loans made hereunder.

(ii) Make Whole Adjustments. It is the intention of the Issuing Borrower and Lender that the Lender shall be able to sell the Advisory Fee Shares (either in one sale or multiple sales) and generate net proceeds (net of all brokerage commissions and other fees or charges payable by Lender in connection with the sale thereof) from such sales equal to the Advisory Fee. In this regard, from time to time, the Lender shall have the right to sell the Advisory Fee Shares in the Principal Trading Market, or otherwise, at any time in accordance with applicable securities laws. Upon: (A) the sale of all Advisory Fee Shares; (B) Lender receiving net proceeds from the sale of the Advisory Fee Shares equal to the Advisory Fee; or (C) at any time Lender may elect, the Lender shall deliver to the Issuing Borrower a reconciliation statement showing the net proceeds actually received by the Lender from all sales of the Advisory Fee Shares as of such date (the "**Sale Reconciliation**"). If, as of the date of the delivery by Lender of the Sale Reconciliation, the Lender has not realized and received net proceeds from the sales of the Advisory Fee Shares equal to at least the Advisory Fee, as shown on the Sale Reconciliation, then the Issuing Borrower shall immediately take all required action necessary or required in order to cause the issuance of additional shares of Common Stock to the Lender in an amount sufficient such that, when sold and the net proceeds thereof are added to the net proceeds from the sales of any of the previously issued and sold Advisory Fee Shares, the Lender shall have received total net funds equal to the Advisory Fee. If additional shares of Common Stock are issued pursuant to the immediately preceding sentence, and after the sale of such additional issued shares of Common Stock, the Lender still has not received net proceeds equal to at least the Advisory Fee, then the Issuing Borrower shall again be required to

immediately take all required action necessary or required in order to cause the issuance of additional shares of Common Stock to the Lender as contemplated above, and such additional issuances shall continue until the Lender has received net proceeds from the sales of such Common Stock equal to the Advisory Fee. In the event the Lender receives net proceeds from the sales of Advisory Fee Shares equal to the Advisory Fee before Lender has sold all Advisory Fee Shares issued to Lender hereunder, then the Lender shall return all such remaining Advisory Fee Shares to the Issuing Borrower. In the event additional Common Stock is required to be issued as outlined above, the Issuing Borrower shall instruct its Transfer Agent to issue certificates representing such additional shares of Common Stock to the Lender immediately subsequent to the Lender's notification to the Issuing Borrower that additional shares of Common Stock are issuable hereunder, and the Issuing Borrower shall in any event cause its Transfer Agent to deliver such certificates to Lender within five (5) Business Days following the date Lender notifies the Issuing Borrower that additional shares of Common Stock are to be issued hereunder. In the event such certificates representing such additional shares of Common Stock issuable hereunder shall not be delivered to the Lender within said five (5) Business Day period, same shall be an immediate default under this Agreement and the Loan Documents. Notwithstanding anything contained in this Section 2.2(g) to the contrary, at any time, the Issuing Borrower shall have the right to redeem any Advisory Fee Shares then in the Lender's possession for an amount payable by the Issuing Borrower to Lender in Dollars equal to the Advisory Fee, less any net proceeds received by the Lender from any previous sales of Advisory Fee Shares. Upon Lender's receipt of such cash payment in accordance with the immediately preceding sentence, the Lender shall return any then remaining Advisory Fee Shares in its possession back to the Issuing Borrower. In the event the Lender elects to increase the Revolving Loan Commitment as permitted by this Agreement, the Borrowers agree to pay additional advisory fees to Lender either in cash or in a similar manner as set forth in this Section 2.2(g) through the issuance of additional Advisory Fee Shares, at Lender's sole discretion, in an amount to be determined by Lender.

(iii) Mandatory Redemption. Notwithstanding anything contained in this Agreement to the contrary, in the event the Lender has not realized net proceeds from the sales of Advisory Fee Shares equal to at least the Advisory Fee by the Revolving Loan Maturity Date, then at any time thereafter, the Lender shall have the right, upon written notice to the Issuing Borrower, to require that the Issuing Borrower redeem all Advisory Fee Shares then in Lender's possession for Dollars equal to the Advisory Fee, less any net proceeds received by the Lender from any previous sales of Advisory Fee Shares, if any. In the event such redemption notice is given by the Lender, the Issuing Borrower shall redeem the then remaining Advisory Fee Shares in Lender's possession for an amount of Dollars equal to the Advisory Fee, less any net proceeds received by the Lender from any previous sales of Advisory Fee Shares, if any, payable by wire transfer to an account designated by Lender within ten (10) Business Days from the date the Lender delivers such redemption notice to the Issuing Borrower.

(iv) Surviving Obligations. The Borrowers agree and acknowledge that notwithstanding the termination of this Agreement, or the payment in full of all of the Borrowers' Obligations hereunder or under any other Loan Documents, the Issuing Borrower's obligations and liability under this Agreement and the other Loan Documents, and the Lender's Lien and security interest on all Collateral, shall survive, shall remain valid and effective and shall not be released or terminated, until the Issuing Borrower has fully complied with all of its

obligations with respect to payment of the Advisory Fee, and Lender has generated and received net proceeds from the sale of the Advisory Fee Shares (or otherwise received equivalent payment thereof in Dollars as permitted hereunder) equal to the Advisory Fee. The Issuing Borrower's obligation to pay the Advisory Fee as required hereby shall survive termination of this Agreement.

(h) Matters with Respect to Common Stock.

(i) Issuance of Conversion Shares. The parties hereto acknowledge that pursuant to the terms of the Revolving Note, Lender has the right, at its discretion, but only after the occurrence of an Event of Default, to convert amounts due under the Revolving Note into Common Stock in accordance with the terms of the Revolving Note. In the event, for any reason, the Issuing Borrower fails to issue, or cause the Transfer Agent to issue, any portion of the Common Stock issuable upon conversion of the Revolving Note (the "**Conversion Shares**") to Lender in connection with the exercise by Lender of any of its conversion rights under the Revolving Note, then the parties hereto acknowledge that Lender shall irrevocably be entitled to deliver to the Transfer Agent, on behalf of itself and the Issuing Borrower, a "Conversion Notice" (as defined in the Revolving Note) requesting the issuance of the Conversion Shares then issuable in accordance with the terms of the Revolving Note, and the Transfer Agent, provided they are the acting transfer agent for the Issuing Borrower at the time, shall, and the Issuing Borrower hereby irrevocably authorizes and directs the Transfer Agent to, without any further confirmation or instructions from the Issuing Borrower, issue the Conversion Shares applicable to the Conversion Notice then being exercised, and surrender to a nationally recognized overnight courier for delivery to Lender at the address specified in the Conversion Notice, a certificate of the Common Stock of the Issuing Borrower, registered in the name of Lender or its designee, for the number of Conversion Shares to which Lender shall be then entitled under the Revolving Note, as set forth in the Conversion Notice.

(ii) Issuance of Additional Common Stock Under Section 2.2(g). The parties hereto acknowledge that pursuant to Section 2.2(g) above, the Issuing Borrower has agreed to issue, simultaneously with the execution of this Agreement and in the future, certain shares of the Issuing Borrower's Common Stock in accordance with the terms of Section 2.2(g) above. In the event, for any reason, the Issuing Borrower fails to issue, or cause its Transfer Agent to issue, any portion of the Common Stock issuable to Lender under Section 2.2(g), either now or in the future, then the parties hereto acknowledge that Lender shall irrevocably be entitled to deliver to the Transfer Agent, on behalf of itself and the Issuing Borrower, a written instruction requesting the issuance of the shares of Common Stock then issuable in accordance with Section 2.2(g) above, and the Transfer Agent, provided they are the acting transfer agent for the Issuing Borrower at the time, shall, and the Issuing Borrower hereby irrevocably authorizes and directs the Transfer Agent to, without any further confirmation or instructions from the Issuing Borrower, issue such shares of the Issuing Borrower's Common Stock as directed by Lender, and surrender to a nationally recognized overnight courier for delivery to Lender at the address specified in the Lender's notice, a certificate of the Common Stock of the Issuing Borrower, registered in the name of Lender or its designee, for the number of shares of Common Stock issuable to Lender in accordance with Section 2.2(g).

(iii) Removal of Restrictive Legends. In the event that Lender has any shares of the Issuing Borrower's Common Stock bearing any restrictive legends, and Lender, through its counsel or other representatives, submits to the Transfer Agent any such shares for the removal of the restrictive legends thereon, whether in connection with a sale of such shares pursuant to **any** valid exemption to the registration requirements under the Securities Act or the laws or rules of any Governmental Authority, or otherwise, and the Issuing Borrower and or its counsel refuses or fails for any reason to render an opinion of counsel or any other documents, certificates or instructions required for the removal of the restrictive legends, then: (A) to the extent such legends could be lawfully removed under applicable laws, Issuing Borrower's failure to provide the required opinion of counsel or any other documents, certificates or instructions required for the removal of the restrictive legends shall be an immediate Event of Default under this Agreement and all other Loan Documents; and (B) the Issuing Borrower hereby agrees and acknowledges that Lender is hereby irrevocably and expressly authorized to have counsel to Lender render any and all opinions and other certificates or instruments which may be required for purposes of removing such restrictive legends, and the Issuing Borrower hereby irrevocably authorizes and directs the Transfer Agent to, without any further confirmation or instructions from the Issuing Borrower, issue any such shares without restrictive legends as instructed by Lender and its counsel, and surrender to a common carrier for overnight delivery to the address as specified by Lender, certificates, registered in the name of Lender or its designees, representing the shares of Common Stock to which Lender is entitled, without any restrictive legends and otherwise freely transferable on the books and records of the Issuing Borrower.

(iv) Authorized Agent of the Issuing Borrower. The Issuing Borrower hereby irrevocably appoints the Lender and its counsel and its representatives, each as the Issuing Borrower's duly authorized agent and attorney-in-fact for the Issuing Borrower for the purposes of authorizing and instructing the Transfer Agent to process issuances, transfers and legend removals upon instructions from Lender, or any counsel or representatives of Lender, as specifically contemplated herein. The authorization and power of attorney granted hereby is coupled with an interest and is irrevocable so long as any Obligations of the Borrowers under this Agreement or any other Loan Documents remain outstanding, and so long as the Lender owns or has the right to receive, any shares of the Issuing Borrower's Common Stock hereunder or under the Revolving Note. In this regard, the Issuing Borrower hereby confirms to the Transfer Agent and the Lender that it can NOT and will NOT give instructions, including stop orders or otherwise, inconsistent with the terms of this Agreement with regard to the matters contemplated herein, and that the Lender shall have the absolute right to provide a copy of this Agreement to the Transfer Agent as evidence of the Issuing Borrower's irrevocable authority for Lender and Transfer Agent to process issuances, transfers and legend removals upon instructions from Lender, or any counsel or representatives of Lender, as specifically contemplated herein, without any further instructions, orders or confirmations from the Issuing Borrower.

(v) Injunction and Specific Performance. The Issuing Borrower specifically acknowledges and agrees that in the event of a breach or threatened breach by the Issuing Borrower of any provision of this Section 2.2(h), the Lender will be irreparably damaged and that damages at law would be an inadequate remedy if this Agreement were not specifically enforced. Therefore, in the event of a breach or threatened breach of any provision of this Section 2.2(h) by the Issuing Borrower, the Lender shall be entitled to obtain, in addition to all other rights or remedies Lender may have, at law or in equity, an injunction restraining such

breach, without being required to show any actual damage or to post any bond or other security, and/or to a decree for specific performance of the provisions of this Section 2.2(h).

(vi) Right to Approve Transfer Agent. The Borrowers hereby represent and warrant that the Issuing Borrower's current Transfer Agent is Manhattan Transfer Registrar Company, whose contact information is as follows: 57 Eastwood Rd., Miller Place, NY 11764, Attn: John Ahearn, Tel: (631) 928-7655, E-Mail: jahearn@mtrco.com. The Issuing Borrower hereby agrees that it shall not change the Transfer Agent, unless the Lender first approves the proposed new Transfer Agent, such approval to be in Lender's sole and absolute discretion.

2.3 Renewal of Revolving Loans; Non-Renewal of Revolving Loans. On the Revolving Loan Maturity Date, so long as no Event of Default exists, and so long as no event has occurred that, with the passage of time, the giving of notice, or both, would constitute an Event of Default, Borrowers shall have the option to request a renewal of the Revolving Loan Commitment and extension of the Revolving Loan Maturity Date for one (1) additional six (6) month period. To make such request, Borrowers shall give written notice to Lender (on or before a date that is thirty (30) days prior to the Revolving Loan Maturity Date) of Borrowers' request to renew the Revolving Loan Commitment and extend the Revolving Loan Maturity Date for an additional six (6) month period. Lender may elect to accept or reject Borrowers' request for a renewal of the Revolving Loan Commitment and extension of the Revolving Loan Maturity Date, in Lender's sole and absolute discretion, and any election to so renew the Revolving Loan Commitment and extend the Revolving Loan Maturity Date may be conditioned on additional requirements, including additional or accelerated repayment terms. Lender's election to accept or reject Borrowers' request for an extension of the Revolving Loan Maturity Date shall be communicated to Borrowers within fifteen (15) days from Lender's receipt of Borrowers' written request thereof, provided, however, in no event shall Lender have any liability to Borrowers, nor shall any of Lender's rights and remedies under this Agreement or any other Loan Documents be impaired, waived, or otherwise adversely affected, as a result of any failure or delay of Lender to deliver such notification to Borrowers.

2.4 Interest and Fee Computation; Collection of Funds. Interest accrued hereunder shall be payable as set forth in Section 2.1(d) hereof. Except as otherwise set forth herein, all interest and fees shall be calculated on the basis of a year consisting of 360 days and shall be paid for the actual number of days elapsed. Principal payments submitted in funds not immediately available shall continue to bear interest until collected. If any payment to be made by Borrowers hereunder or under the Revolving Note shall become due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing any interest in respect of such payment. Any Obligations which are not paid when due (subject to applicable grace periods) shall bear interest at the Default Rate.

2.5 Automatic Debit. In order to effectuate the timely payment of any of the Obligations when due, each Borrower hereby authorizes and directs Lender, at Lender's option, to: (i) debit, or cause or instruct the debit of, the amount of the Obligations to any ordinary deposit account of any Borrower; or (ii) make a Revolving Loan hereunder to pay the amount of the Obligations.

2.6 Discretionary Disbursements. Lender, in its sole and absolute discretion, may immediately upon notice to Borrowers, disburse any or all proceeds of the Revolving Loans made or available to Borrowers pursuant to this Agreement to pay any fees, costs, expenses or other amounts required to be paid by Borrowers hereunder and not so paid. All monies so disbursed shall be a part of the Obligations, payable by Borrowers on demand from Lender.

2.7 US Dollars; Currency Risk. All Receipts will be in Dollars. In the event Receipts are not in Dollars, Borrowers shall bear the risk of Lender's currency losses, and if Lender suffers a currency loss and the result is to increase the cost to Lender or to reduce the amount of any sum received or receivable by Lender under this Agreement or under the Revolving Note with respect thereto, then after demand by Lender (which demand shall be accompanied by a certificate setting forth reasonably detailed calculations of the basis of such demand), Borrowers shall pay to Lender such additional amount or amounts as will compensate Lender for such increased cost or such reduction. Borrowers hereby authorize Lender to advance or cause an advance of Revolving Loans to pay for the increased costs or reductions associated with any such currency losses.

## 3. CONDITIONS OF BORROWING.

Notwithstanding any other provision of this Agreement, the obligation of Lender to disburse or make all or any portion of any Loans is subject to satisfaction of all of the following conditions precedent (unless a condition is waived in writing by Lender) contained in this Article 3.

3.1 Intentionally Left Blank.

3.2 Loan Documents to be Executed by Borrowers. As a condition precedent to Lender's disbursal or making of the Loans pursuant to this Agreement, Borrowers shall have executed or cause to be executed and delivered to Lender all of the following documents, each of which must be satisfactory to Lender and Lender's counsel in form, substance and execution:

(a) Credit Agreement. One (1) original of this Agreement duly executed by Borrowers;

(b) Revolving Note. One (1) original Revolving Note duly executed by Borrowers (the original Revolving Note executed by Borrowers must be delivered to, and be in the possession of, Lender's counsel prior to the funding of the initial Revolving Loan hereunder);

(c) Security Agreement. One (1) original of the Security Agreement dated as of the date of this Agreement, executed by Borrowers;

(d) Confession of Judgment. One (1) original of each of the Confessions of Judgment, duly executed by each of the Borrowers and by each of the individuals providing a Validity Certificate;

(e) Validity Certificates. Validity Certificates duly executed by such officers and directors of Borrowers as Lender shall require;

(f) Stock Pledge Agreement. One (1) original of the Stock Pledge Agreement dated as of the date of this Agreement, executed by the Issuing Borrower (the original stock certificates and executed stock powers required to be delivered under the Stock Pledge Agreement, must be delivered to, and be in the possession of, Lender's counsel prior to the funding of the initial Revolving Loan hereunder);

(g) Search Results. Copies of UCC search reports dated such a date as is reasonably acceptable to Lender, listing all effective financing statements which name any Borrower, under its present name and any previous names, as debtors, together with copies of such financing statements;

(h) Organizational and Authorization Documents. A certificate of the corporate secretary or other officer, partner or manager of each Borrower certifying and attaching: (i) copies of its articles of incorporation, bylaws, articles of organization, operating agreement, partnership agreement or other applicable formation and governing documents; (ii) resolutions of the board of directors, managers, general partners or other Persons with proper authority to manage the affairs of such Borrower, approving and authorizing such Borrower's issuance of the Revolving Note and Advisory Fee Shares, and the execution, delivery and performance of the Loan Documents to which it is party and the transactions contemplated thereby; (iii) the signatures and incumbency of the officers, managers, partners or other Persons of such Borrower executing any of the Loan Documents, each of which such Borrower hereby certifies to be true and complete, and in full force and effect without modification, it being understood that Lender may conclusively rely on each such document and certificate until formally advised by such Borrower of any changes therein; and (iv) good standing certificate in the state of incorporation of such Borrower and in each other state requested by Lender;

(i) Insurance. Evidence satisfactory to Lender of the existence of insurance required to be maintained pursuant to Section 10.4, together with evidence that Lender has been named as additional insured and lender's loss payee, as applicable, on all related insurance policies;

(j) Opinion of Counsel. A customary opinion of Borrowers' counsel, in form reasonably satisfactory to Lender; and

(k) Additional Documents. Such other agreements, documents, instruments, certificates, financial statements, schedules, resolutions, opinions of counsel, notes and other items which Lender shall reasonably require in connection with this Agreement.

3.3 Issuance of Stock. The Issuing Borrower shall have issued and delivered to Lender an irrevocable issuance instruction letter and board resolution in form and substance acceptable to Lender, irrevocably authorizing the issuance of the Advisory Fee Shares and irrevocably directing its Transfer Agent to issue and deliver the Advisory Fee Shares to Lender or its designee.

3.4 Payment of Fees. Borrowers shall have paid to Lender all fees, costs and expenses, including, but not limited to, due diligence expenses, attorney's fees, search fees, title

fees, documentation and filing fees (including documentary stamps and taxes payable on the face amount of the Revolving Note).

3.5 Event of Default. No Event of Default, or event which, with notice or lapse of time, or both, would constitute an Event of Default, shall have occurred and be continuing.

3.6 Adverse Changes. There shall not have occurred any Material Adverse Effect.

3.7 Litigation. Except as disclosed in the SEC Documents, no pending claim, investigation, litigation or governmental Proceeding shall have been instituted against any Borrower or any of their respective Subsidiaries or any of their respective officers or shareholders.

3.8 Representations and Warranties. No representation or warranty of Borrowers contained herein or in any Loan Documents shall be untrue or incorrect in any material respect as of the date of any Loans as though made on such date, except to the extent such representation or warranty expressly relates to an earlier date.

3.9 Due Diligence. The business, legal and collateral due diligence review performed by Lender, including, but not limited to, a review of Borrowers' historical performance and financial information, must be acceptable to Lender in its sole discretion. Lender reserves the right to increase any and all aspects of its due diligence in Lender's sole discretion.

3.10 Key Personnel Investigations. Lender shall be satisfied, in its sole discretion, with results from background investigations conducted on key members of Borrowers' principals and management teams.

3.11 Repayment of Outstanding Indebtedness. Borrowers shall have repaid in full all outstanding indebtedness secured by Collateral, other than indebtedness giving rise to Permitted Liens.

3.12 Loan Documents to be Executed by any Subsidiary following the Closing Date. Within ten (10) days of any entity becoming a Subsidiary of any Borrower, such Subsidiary shall have executed or cause to be executed and delivered to Lender all of the following documents, each of which must be satisfactory to Lender and Lender's counsel in form, substance and execution:

(a) Consent and Agreement. One (1) original of a Consent and Agreement duly executed by such Subsidiary, pursuant to which such Subsidiary consents and agrees to become a "Borrower" hereunder and to be bound by the terms and conditions of this Agreement and all other Loan Documents;

(b) Organizational and Authorization Documents. A certificate of an officer of the Subsidiary certifying and attaching: (i) copies of the Subsidiary's articles of incorporation, bylaws, operating agreement, certificate of organization or other formation, organizational or governing documents; (ii) resolutions of its respective board of directors or managers, approving and authorizing the execution, delivery and performance of the Loan Documents to which it will

become a party and the transactions contemplated thereby; and (iii) the signatures and incumbency of the officers of the Subsidiary executing any of the Loan Documents;

(c) Additional Documents. Such other agreements, documents, instruments, certificates, financial statements, schedules, resolutions, opinions of counsel, notes and other items which Lender shall require in connection with this Agreement and the other Loan Documents.

## 4. NOTES EVIDENCING LOANS.

The Revolving Loans shall be evidenced by the Revolving Note (together with any and all renewal, extension, modification or replacement notes executed by Borrowers and delivered to Lender and given in substitution therefor) duly executed by Borrowers and payable to the order of Lender. At the time of the initial disbursement of a Revolving Loan and at each time an additional Revolving Loan shall be requested hereunder or a repayment made in whole or in part thereon, an appropriate notation thereof shall be made on the books and records of Lender. All amounts recorded shall be, absent demonstrable error, conclusive and binding evidence of: (i) the principal amount of the Revolving Loans advanced hereunder; (ii) any unpaid interest owing on the Revolving Loans; and (iii) all amounts repaid on the Revolving Loans. The failure to record any such amount or any error in recording such amounts shall not, however, limit or otherwise affect the obligations of Borrowers under the Revolving Note to repay the principal amount of the Revolving Loans, together with all interest accruing thereon.

## 5. MANNER OF BORROWING.

5.1 Loan Requests. Subject to Section 2.1(a) and Article 3 hereof, the Loans shall be made available to Borrowers upon Borrowers' request, from any Person whose authority to so act has not been revoked by any Borrower in writing previously received by Lender. Borrowers may make requests for borrowing no more than one time every week up to the then applicable Revolving Loan Availability; provided, however, that, notwithstanding anything contained in this Agreement or any other Loan Documents to the contrary, each Revolving Loan requested by Borrowers under this Agreement shall be subject to Lender's approval, which approval may be given or withheld in Lender's sole and absolute discretion. A request for a Loan may only be made if no default or Event of Default shall have occurred or be continuing and shall be subject to: (i) Lender's preparation of a Borrowing Base Certificate, showing that there is borrowing availability under the Revolving Loan Availability; and (ii) Receipts deposited into the Lock Box Account, and Eligible Accounts and other Collateral being acceptable to Lender. In addition, a request for a Loan must be received by no later than 11:00 a.m. eastern time the day it is to be funded and be in a minimum amount equal to Fifty Thousand Dollars and No/100 ($50,000.00).

5.2 Communications. Lender is authorized to rely on any written, verbal, electronic, telephonic or telecopy loan requests which Lender believes in its good faith judgment to emanate from the President or Chief Executive Officer, or any other authorized representative of Borrowers. Each Borrower hereby irrevocably confirms, ratifies and approves all such advances by Lender and each of such Borrowers hereby indemnifies Lender against losses and expenses (including court costs, attorneys' and paralegals' fees) and shall hold Lender harmless with respect thereto.

## 6. SECURITY FOR THE OBLIGATIONS.

To secure the payment and performance by Borrowers of the Obligations hereunder, each Borrower grants, under and pursuant to the Security Agreement executed by Borrowers dated as of the date hereof, to Lender, its successors and assigns, an unconditional, continuing, first-priority security interest in, and does hereby assign, transfer, mortgage, convey, pledge, hypothecate and set over to Lender, its successors and assigns, all of the right, title and interest of each Borrower in and to the Collateral, whether now owned or hereafter acquired or arising, and all proceeds (including, without limitation, all insurance proceeds) and products of any of the Collateral. At any time upon Lender's request, Borrowers shall execute and deliver to Lender any other documents, instruments or certificates requested by Lender for the purpose of properly documenting and perfecting the security interests of Lender in and to the Collateral granted hereunder, including any additional security agreements, mortgages, control agreements, and financing statements.

## 7. REPRESENTATIONS AND WARRANTIES OF BORROWERS.

To induce Lender to make the Loans, each Borrower makes the following representations and warranties to Lender, each of which shall be true and correct in all material respects as of the date of the execution and delivery of this Agreement and as of the date of each Loan made hereunder, except to the extent such representation expressly relates to an earlier date, and which shall survive the execution and delivery of this Agreement:

7.1 Subsidiaries. Other than **THERMOMEDICS, INC.**, a Florida corporation, **ANOVENT, INC.**, a Florida corporation, and **PRIME TIME MEDICAL, INC.**, a Florida corporation, all of which are wholly-owned Subsidiaries of the Issuing Borrower, no Borrower owns, directly or indirectly, any outstanding voting securities of or other interests in, or have any Control over, any other Person.

7.2 Borrower Organization and Name. Each Borrower is a corporation or limited liability company, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has the full power and authority and all necessary Permits to: (i) enter into and execute this Agreement and the Loan Documents and to perform all of its obligations hereunder and thereunder; and (ii) own and operate its assets and properties and to conduct and carry on its business as and to the extent now conducted. Each Borrower is duly qualified to transact business and is in good standing as a foreign corporation or entity in each jurisdiction where the character of its business or the ownership or use and operation of its assets or properties requires such qualification. The exact legal name of each Borrower is as set forth in the first paragraph of this Agreement, and no Borrower currently conducts, nor has any Borrower, during the last five (5) years conducted, business under any other name or trade name, except the following other names or trade names: Issuing Borrower was previously known as Grand Niagara Mining & Development Company, Inc.

7.3 Authorization; Validity. Each Borrower has full right, power and authority to enter into this Agreement, to make the borrowings and execute and deliver the Loan Documents as provided herein and to perform all of its duties and obligations under this Agreement and the Loan Documents and no other action or consent on the part of any Borrower, its board of

directors, stockholders, members, managers, partners, or any other Person is necessary or required by any Borrower to execute this Agreement and the Loan Documents, consummate the transactions contemplated herein and therein, and perform all of its obligations hereunder and thereunder. To the best of each Borrower's knowledge, the execution and delivery of this Agreement and the Loan Documents will not, nor will the observance or performance of any of the matters and things herein or therein set forth, violate or contravene any provision of law or of any Borrower's Articles of Incorporation or Bylaws, or any other organizational or governing documents. All necessary and appropriate corporate action has been taken on the part of each Borrower to authorize the execution and delivery of this Agreement and the Loan Documents and the issuance of the Revolving Note and the Advisory Fee Shares. This Agreement and the Loan Documents are valid and binding agreements and contracts of each Borrower, enforceable against each Borrower in accordance with their respective terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws enacted for the relief of debtors generally and other similar laws affecting the enforcement of creditors' rights generally or by equitable principles which may affect the availability of specific performance and other equitable remedies. No Borrower knows of any reason why any Borrower cannot perform any of its Obligations under this Agreement, the Loan Documents or any related agreements.

7.4 Capitalization. The authorized capital stock or other capitalization of each Borrower, as applicable, is as set forth in **Schedule 7.4** attached hereto. **Schedule 7.4** shall specify, for each Borrower, the total number of authorized shares of capital stock or other securities, and of such authorized shares or securities, the number which are designated as Common Stock, the number designated as preferred stock, or any other applicable designations. **Schedule 7.4** shall also specify, for each Borrower, as applicable, as of the date hereof, the number of shares of Common Stock issued and outstanding and the number of shares of preferred stock issued and outstanding, or, if applicable, the classes of other securities issued and outstanding. All of the outstanding shares of capital stock or other securities of each Borrower are validly issued, fully paid and non-assessable, have been issued in compliance with all foreign, federal and state securities laws and none of such outstanding shares or securities were issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. Except as disclosed in the SEC Documents, as of the date of this Agreement, no shares of any Borrower's capital stock or other securities of any Borrower are subject to preemptive rights or any other similar rights or any Liens suffered or permitted by any Borrower. The Common Stock is currently quoted on the OTCQB under the trading symbol "SIMH". The Issuing Borrower has received no notice, either oral or written, with respect to the continued eligibility of the Common Stock for quotation on the Principal Trading Market, and the Issuing Borrower has maintained all requirements on its part for the continuation of such quotation. Except as set forth in **Schedule 7.4** attached hereto and except for the securities to be issued pursuant to this Agreement, as of the date of this Agreement: (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock or other securities of Issuing Borrower or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which Issuing Borrower or any of its Subsidiaries is or may become bound to issue additional shares of capital stock or other securities of the Issuing Borrower or any of its Subsidiaries, or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock or securities of the

Issuing Borrower or any of its Subsidiaries; (ii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other contracts or instruments evidencing indebtedness of Issuing Borrower or any of its Subsidiaries, or by which Issuing Borrower or any of its Subsidiaries is or may become bound; (iii) there are no outstanding registration statements with respect to Issuing Borrower or any of its securities and there are no outstanding comment letters from the SEC, the Principal Trading Market, or any other Governmental Authority with respect to any securities of the Issuing Borrower or any of its Subsidiaries; (iv) there are no agreements or arrangements under which Issuing Borrower or any of its Subsidiaries is obligated to register the sale of any of its securities under the Securities Act; (v) there are no financing statements filed with any Governmental Authority securing any obligations of Issuing Borrower or any of its Subsidiaries, or filed in connection with any assets or properties of Issuing Borrower or any of its Subsidiaries; (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by this Agreement or any related agreement or the consummation of the transactions described herein or therein; and (vii) except as disclosed in the SEC Documents, there are no outstanding securities or instruments of any Borrower which contain any redemption or similar provisions, and there are no contracts or agreements by which such Borrower is or may become bound to redeem a security of such Borrower (except pursuant to this Agreement). Each Borrower has furnished to the Lender true, complete and correct copies of, as applicable: (I) if a Borrower is a corporation, such Borrower's articles of incorporation, as amended and as in effect on the date hereof and Borrower's bylaws, as in effect on the date hereof, and any other governing or organizational documents, as applicable; (II) if a Borrower is another form of entity, such Borrower's governing or organizational documents, as applicable for such an entity. Except for the documents delivered to Lender in accordance with the immediately preceding sentence, there are no other shareholder agreements, voting agreements, operating agreements, or other contracts or agreements of any nature or kind that restrict, limit or in any manner impose obligations, restrictions or limitations on the governance of each Borrower.

7.5 No Conflicts; Consents and Approvals. The execution, delivery and performance of this Agreement and the Loan Documents, and the consummation of the transactions contemplated hereby and thereby, including the issuance of the Advisory Fee Shares, will not: (i) constitute a violation of or conflict with the Certificate of Incorporation, Bylaws, or any other organizational or governing documents of any Borrower; (ii) constitute a violation of, or a default or breach under (either immediately, upon notice, upon lapse of time, or both), or conflicts with, or gives to any other Person any rights of termination, amendment, acceleration or cancellation of, any provision of any contract or agreement to which any Borrower is a party or by which any of its or their assets or properties may be bound; (iii) constitute a violation of, or a default or breach under (either immediately, upon notice, upon lapse of time, or both), or conflicts with, any order, writ, injunction, decree, or any other judgment of any nature whatsoever; (iv) constitute a violation of, or conflict with, any law, rule, ordinance or other regulation (including foreign and United States federal and state securities laws and the rules and regulations of any Principal Trading Market), except where any such conflict or violation would not result in a Material Adverse Effect; or (v) result in the loss or adverse modification of, or the imposition of any fine, penalty or other Lien, claim or encumbrance with respect to, any Permit granted or issued to, or otherwise held by or for the use of, any Borrower or any of their respective assets. No Borrower is in violation of its Certificate of Incorporation, Bylaws, or other organizational or governing documents, as applicable, and except as set forth in **Schedule**

7.5, no Borrower is in default or breach (and no event has occurred which with notice or lapse of time or both could put any Borrower in default or breach) under, and no Borrower has taken any action or failed to take any action that would give to any other Person any rights of termination, amendment, acceleration or cancellation of, any contract or agreement to which any Borrower is a party or by which any property or assets of any Borrower are bound or affected. To the best of each Borrower's knowledge, no business of any Borrower is being conducted, and shall not be conducted, in violation of any law, rule, ordinance or other regulation. Except as specifically contemplated by this Agreement, no Borrower is required to obtain any consent or approval of, from, or with any Governmental Authority, or any other Person, in order for it to execute, deliver or perform any of its obligations under this Agreement or the Loan Documents in accordance with the terms hereof or thereof, or to issue the Advisory Fee Shares in accordance with the terms hereof. All consents and approvals which any Borrower is required to obtain pursuant to the immediately preceding sentence have been obtained or effected on or prior to the date hereof.

7.6 Issuance of Securities. The Advisory Fee Shares are duly authorized and, upon issuance in accordance with the terms hereof, shall be duly issued, fully paid and non-assessable, and free from all Liens, claims, charges, taxes, or other encumbrances with respect to the issue thereof (other than applicable federal and state securities laws), and will be issued in compliance with all applicable United States federal and state securities laws and the laws of any foreign jurisdiction applicable to the issuance thereof. Any shares issuable upon conversion of the Revolving Note, in accordance with the terms of the Revolving Note, are duly authorized and, upon issuance in accordance with the terms hereof, shall be duly issued, fully paid and non-assessable, and free from all Liens, claims, charges, taxes, or other encumbrances with respect to the issue thereof (other than applicable federal and state securities laws), and will be issued in compliance with all applicable United States federal and state securities laws and the laws of any foreign jurisdiction applicable to the issuance thereof. Assuming the accuracy of the Lender's representations under Section 8 hereof, the issuance of the Revolving Note, Advisory Fee Shares and any shares issuable upon conversion of the Revolving Note is and will be exempt from: (i) the registration and prospectus delivery requirements of the Securities Act; (ii) the registration and/or qualification provisions of all applicable state and provincial securities and "blue sky" laws; and (iii) any similar registration or qualification requirements of any foreign jurisdiction or other Governmental Authority.

7.7 Compliance With Laws. The nature and transaction of each Borrower's business and operations and the use of its properties and assets, including, but not limited to, the Collateral or any real estate owned, leased, or occupied by each Borrower, do not and during the term of the Loans shall not, violate or conflict with any applicable law, statute, ordinance, rule, regulation or order of any kind or nature, including, without limitation, the provisions of the Fair Labor Standards Act or any zoning, land use, building, noise abatement, occupational health and safety or other laws, any Permit or any condition, grant, easement, covenant, condition or restriction, whether recorded or not, except to the extent such violation or conflict would not result in a Material Adverse Effect.

7.8 Environmental Laws and Hazardous Substances. Except to the extent that any of the following would not have a Material Adverse Effect (including financial reserves, insurance policies and cure periods relating to compliance with applicable laws and Permits) and are used in such amounts as are customary in the Ordinary Course of Business in compliance with all

applicable Environmental Laws, each Borrower represents and warrants to Lender that, to its knowledge: (i) no Borrower has generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off any of the premises of any Borrower (whether or not owned by any Borrower) in any manner which at any time violates any Environmental Law or any Permit, certificate, approval or similar authorization thereunder; (ii) the operations of each Borrower comply in all material respects with all Environmental Laws and all Permits certificates, approvals and similar authorizations thereunder; (iii) there has been no investigation, Proceeding, complaint, order, directive, claim, citation or notice by any Governmental Authority or any other Person, nor is any pending or, to any Borrower's knowledge, threatened; and (iv) no Borrower has any liability, contingent or otherwise, in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Material.

7.9 Collateral Representations. Except as set forth and disclosed in **Schedule 7.9**, no Person other than each Borrower, owns or has other rights in the Collateral, and the Collateral is free from any Lien of any kind, other than the Lien of Lender and Permitted Liens.

7.10 SEC Documents; Financial Statements. The Common Stock of the Issuing Borrower is registered pursuant to Section 12 of the Exchange Act, the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, and the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC or any other Governmental Authority (all of the foregoing filed within the two (2) years preceding the date hereof or amended after the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to as the "**SEC Documents**"). The Issuing Borrower is current with its filing obligations under the Exchange Act and all SEC Documents have been filed on a timely basis or the Issuing Borrower has received a valid extension of such time of filing and has filed any such SEC Document prior to the expiration of any such extension. The Issuing Borrower represents and warrants that true and complete copies of the SEC Documents are available on the SEC's website (www.sec.gov) at no charge to Lender, and Lender acknowledges that it may retrieve all SEC Documents from such website and Lender's access to such SEC Documents through such website shall constitute delivery of the SEC Documents to Lender; provided, however, that if Lender is unable to obtain any of such SEC Documents from such website at no charge, as result of such website not being available or any other reason beyond Lender's control, then upon request from Lender, the Issuing Borrower shall deliver to Lender true and complete copies of such SEC Documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act, the Principal Trading Market, and all other laws and requirements of any other Governmental Authorities, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the statements made in any such SEC Documents is, or has been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in subsequent filings prior the date hereof, which amendments or updates are also part of the SEC Documents). As of their respective dates, the consolidated financial statements of the Issuing Borrower and its Subsidiaries included in the SEC Documents

(the "**Financial Statements**") complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. All of the Financial Statements have been prepared in accordance with GAAP, consistently applied, during the periods involved (except: (i) as may be otherwise indicated in such Financial Statements or the notes thereto; or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements), and fairly present in all material respects the consolidated financial position of the Borrower and all of its Subsidiaries as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). To the knowledge of each Borrower and its officers, no other information provided by or on behalf of any Borrower to the Lender which is not included in the SEC Documents contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

7.11 Absence of Certain Changes. Since the date of the most recent Financial Statements included in the SEC Documents, none of the following have occurred:

(a) There has been no event or circumstance of any nature whatsoever that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect; or

(b) Any transaction, event, action, development, payment, or any other matter of any nature whatsoever entered into by any Borrower other than in the Ordinary Course of Business.

7.12 Litigation and Taxes. Except as set forth in **Schedule 7.12**, there is no Proceeding pending, or to each Borrower's knowledge, threatened, against any Borrower or their respective officers, managers, members or shareholders, or against or affecting any of their respective assets. In addition, there is no outstanding judgments, orders, writs, decrees or other similar matters or items against or affecting any Borrower, its business or assets. Except as set forth in **Schedule 7.12**, no Borrower has received any material complaint from any Customer, supplier, vendor or employee. Each Borrower has duly filed all applicable foreign and U.S. income or other tax returns and has paid all foreign and U.S. income or other taxes when due. There is no Proceeding, controversy or objection pending or threatened in respect of any tax returns of any Borrower.

7.13 Event of Default. Except as set forth in **Schedule 7.13**, no Event of Default has occurred and is continuing, and no event has occurred and is continuing which, with the lapse of time, the giving of notice, or both, would constitute such an Event of Default under this Agreement or any of the other Loan Documents, and no Borrower is in default (without regard to grace or cure periods) under any contract or agreement to which it is a party or by which any of their respective assets are bound.

7.14 ERISA Obligations. To the knowledge of each Borrower, all Employee Plans of each Borrower meet the minimum funding standards of Section 302 of ERISA, where applicable, and each such Employee Plan that is intended to be qualified within the meaning of Section 401 of the Internal Revenue Code of 1986 is qualified. No withdrawal liability has been incurred

under any such Employee Plans and no "Reportable Event" or "Prohibited Transaction" (as such terms are defined in ERISA), has occurred with respect to any such Employee Plans, unless approved by the appropriate governmental agencies. To the knowledge of each Borrower, each Borrower has promptly paid and discharged all obligations and liabilities arising under the ERISA of a character which if unpaid or unperformed might result in the imposition of a Lien against any of its properties or assets.

7.15 Adverse Circumstances. Except as set forth in **Schedule 7.15**, no condition, circumstance, event, agreement, document, instrument, restriction, litigation or Proceeding (or threatened litigation or Proceeding or basis therefor) exists which: (i) could adversely affect the validity or priority of the Liens granted to Lender under the Loan Documents; (ii) could adversely affect the ability of any Borrower to perform its obligations under the Loan Documents; (iii) would constitute a default under any of the Loan Documents; (iv) would constitute such a default with the giving of notice or lapse of time or both; or (v) would constitute or give rise to a Material Adverse Effect.

7.16 Liabilities and Indebtedness of the Borrower. No Borrower has any Funded Indebtedness or any liabilities or obligations of any nature whatsoever, except: (i) as disclosed in the Financial Statements; or (ii) liabilities and obligations incurred in the Ordinary Course of Business of each Borrower since the date of the most recent Financial Statements which do not or would not, individually or in the aggregate, exceed Ten Thousand Dollars ($10,000) or otherwise have a Material Adverse Effect.

7.17 Real Estate.

(a) Real Property Ownership. Except for the Borrower Leases, Borrower does not own any Real Property.

(b) Real Property Leases. Except for ordinary leases for office space from which Borrowers operate their business and which are disclosed in the SEC Documents (the "**Borrower Leases**"), no Borrower leases any other Real Property. With respect to each of the Borrower Leases: (i) each Borrower has been in peaceful possession of the property leased thereunder and neither Borrower nor the landlord is in default thereunder; (ii) no waiver, indulgence or postponement of any of the obligations thereunder has been granted by any Borrower or landlord thereunder; and (iii) there exists no event, occurrence, condition or act known to any Borrower which, upon notice or lapse of time or both, would be or could become a default thereunder or which could result in the termination of the Borrower Leases, or any of them, or have a Material Adverse Effect. No Borrower has violated nor breached any provision of any such Borrower Leases, and all material obligations required to be performed by any Borrower under any of such Borrower Leases have been fully, timely and properly performed. Each Borrower has delivered to the Lender true, correct and complete copies of all Borrower Leases, including all modifications and amendments thereto, whether in writing or otherwise. No Borrower has received any written or oral notice to the effect that any of the Borrower Leases will not be renewed at the termination of the term of such Borrower Leases, or that the Borrower Leases will be renewed only at higher rents.

7.18 Material Contracts. An accurate, current and complete copy of each of the Material Contracts has been furnished to Lender and/or is readily available as part of the SEC Documents, and each of the Material Contracts constitutes the entire agreement of the respective parties thereto relating to the subject matter thereof. There are no outstanding offers, bids, proposals or quotations made by any Borrower which, if accepted, would create a Material Contract with such Borrower. Each of the Material Contracts is in full force and effect and is a valid and binding obligation of the parties thereto in accordance with the terms and conditions thereof. Except as set forth in **Schedule 7.18**, to the knowledge of each Borrower and its officers, all obligations required to be performed under the terms of each of the Material Contracts by any party thereto have been fully performed by all parties thereto, and no party to any Material Contracts is in default with respect to any term or condition thereof, nor has any event occurred which, through the passage of time or the giving of notice, or both, would constitute a default thereunder or would cause the acceleration or modification of any obligation of any party thereto or the creation of any lien, claim, charge or other encumbrance upon any of the assets or properties of any Borrower. Further, except as set forth in **Schedule 7.18**, no Borrower has received any notice, nor does any Borrower have any knowledge, of any pending or contemplated termination of any of the Material Contracts and, no such termination is proposed or has been threatened, whether in writing or orally.

7.19 Title to Assets. Except as set forth in **Schedule 7.19**, each Borrower has good and marketable title to, or a valid leasehold interest in, all of its assets and properties which are material to its business and operations as presently conducted, free and clear of all liens, claims, charges or other encumbrances or restrictions on the transfer or use of same. Except as would not have a Material Adverse Effect, the assets and properties of each Borrower are in good operating condition and repair, ordinary wear and tear excepted, and are free of any latent or patent defects which might impair their usefulness, and are suitable for the purposes for which they are currently used and for the purposes for which they are proposed to be used.

7.20 Intellectual Property. To the best of each Borrower's knowledge, each Borrower owns or possesses adequate and legally enforceable rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and all other intellectual property rights necessary to conduct its business as now conducted. Except as set forth in **Schedule 7.20**, no Borrower has any knowledge of any infringement by any Borrower of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other intellectual property rights of others, and, to the knowledge of each Borrower, there is no claim, demand or Proceeding, or other demand of any nature being made or brought against, or to each Borrowers' knowledge, being threatened against, any Borrower regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other intellectual property infringement; and no Borrower is aware of any facts or circumstances which might give rise to any of the foregoing.

7.21 Labor and Employment Matters. No Borrower is involved in any labor dispute or, to the knowledge of any Borrower, is any such dispute threatened. To the knowledge of each Borrower and its officers, none of the employees of any Borrower is a member of a union and each Borrower believes that its relations with its employees are good. To the knowledge of each

Borrower and its officers, each Borrower has complied in all material respects with all laws, rules, ordinances and regulations relating to employment matters, civil rights and equal employment opportunities.

7.22 Insurance. Each Borrower is covered by valid, outstanding and enforceable policies of insurance which were issued to it by reputable insurers of recognized financial responsibility, covering its properties, assets and business against losses and risks normally insured against by other corporations or entities in the same or similar lines of businesses as the Borrowers are engaged and in coverage amounts which are prudent and typically and reasonably carried by such other corporations or entities (the "**Insurance Policies**"). Such Insurance Policies are in full force and effect, and all premiums due thereon have been paid. None of the Insurance Policies will lapse or terminate as a result of the transactions contemplated by this Agreement. Each Borrower has complied with the provisions of such Insurance Policies. No Borrower has been refused any insurance coverage sought or applied for and no Borrower has any reason to believe that it will not be able to renew its existing Insurance Policies as and when such Insurance Policies expire or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of any Borrower.

7.23 Permits. Except as set forth in **Schedule 7.23**, each Borrower possesses all Permits necessary to conduct its business, and no Borrower has received any notice of, or is otherwise involved in, any Proceedings relating to the revocation or modification of any such Permits. Except as set forth in **Schedule 7.23**, all such Permits are valid and in full force and effect and each Borrower is in full compliance with the respective requirements of all such Permits.

7.24 Lending Relationship. Each Borrower acknowledges and agrees that the relationship hereby created with Lender is and has been conducted on an open and arm's length basis in which no fiduciary relationship exists and that no Borrower has relied, nor is relying on, any such fiduciary relationship in executing this Agreement and in consummating the Loans. Lender represents that it will receive the Revolving Note payable to its order as evidence of the Loans.

7.25 Compliance with Regulation U. No portion of the proceeds of the Loans shall be used by any Borrower, or any Affiliates of Borrower, either directly or indirectly, for the purpose of purchasing or carrying any margin stock, within the meaning of Regulation U as adopted by the Board of Governors of the Federal Reserve System.

7.26 Governmental Regulation. No Borrower is, nor after giving effect to any Loan, will be, subject to regulation under the Public Utility Holding Borrower Act of 1935, the Federal Power Act or the Investment Company Act of 1940 or to any foreign, federal or state statute or regulation limiting its ability to incur indebtedness for borrowed money.

7.27 Bank Accounts. **Schedule 7.27** sets forth, with respect to each account of each Borrower with any bank, broker, merchant processor, or other depository institution: (i) the name and account number of such account; (ii) the name and address of the institution where such account is held; (iii) the name of any Person(s) holding a power of attorney with respect to such

account, if any; and (iv) the names of all authorized signatories and other Persons authorized to withdraw funds from each such account.

7.28 Places of Business. The principal place of business of each Borrower is set forth on **Schedule 7.28** and each Borrower shall promptly notify Lender of any change in such location. No Borrower will remove or permit the Collateral to be removed from such locations without the prior written consent of Lender, except for: (i) certain heavy equipment kept at third party sites when conducting business or maintenance; (ii) vehicles, containers and rolling stock; (iii) Inventory sold or leased in the Ordinary Course of Business; and (iv) temporary removal of Collateral to other locations for repair or maintenance as may be required from time to time in each instance in the Ordinary Course of Business of each Borrower.

7.29 Illegal Payments. No Borrower, nor any director, officer, member, manager, agent, employee or other Person acting on behalf of any Borrower has, in the course of his actions for, or on behalf of, any Borrower: (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any similar foreign law or regulation; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

7.30 Related Party Transactions. Except for arm's length transactions pursuant to which any Borrower makes payments in the Ordinary Course of Business upon terms no less favorable than such Borrower could obtain from third parties, none of the officers, directors, managers, or employees of any Borrower, nor any stockholders, members or partners who own, legally or beneficially, five percent (5%) or more of the ownership interests of any Borrower (each a "**Material Shareholder**"), is presently a party to any transaction with any Borrower (other than for services as employees, officers and directors), including any contract providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from, any officer, director or such employee or Material Shareholder or, to the best knowledge of each Borrower, any other Person in which any officer, director, or any such employee or Material Shareholder has a substantial or material interest in or of which any officer, director or employee of any Borrower or Material Shareholder is an officer, director, trustee or partner. There are no claims, demands, disputes or Proceedings of any nature or kind between any Borrower and any officer, director or employee of any Borrower or any Material Shareholder, or between any of them, relating to any Borrower.

7.31 Internal Accounting Controls. Each Borrower maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

of such Credit Party's Subsidiaries to comply, with all applicable Lender Secrecy Act ("**BSA**") laws and regulations, as amended. As required by federal law and Lender's policies and practices, Lender may need to obtain, verify and record certain customer identification information and documentation in connection with opening or maintaining accounts or establishing or continuing to provide services.

14.23 Joint and Several Liability. The liability of all Borrowers hereunder for the Obligations, or for the performance of any other term, condition, covenant or agreement of any Borrower hereunder, shall be joint and several.

**[REMAINDER OF PAGE LEFT BLANK, SIGNATURE PAGE FOLLOWS.]**

IN WITNESS WHEREOF, Borrowers and Lender have executed this Credit Agreement as of the date first above written.

**BORROWERS**:

**SANOMEDICS INTERNATIONAL HOLDINGS, INC.,**
**a Delaware corporation**

By: [signature]
Name: KEITH HOULIHAN
Title: PRESIDENT

**THERMOMEDICS, INC.,**
**a Florida corporation**

By: [signature]
Name: KEITH HOULIHAN
Title: PRESIDENT

**ANOVENT, INC.,**
**a Florida corporation**

By: [signature]
Name: KEITH HOULIHAN
Title: PRESIDENT

**PRIME TIME MEDICAL, INC.,**
**a Florida corporation**

By: [signature]
Name: KEITH HOULIHAN
Title: PRESIDENT

**LENDER**:

**TCA GLOBAL CREDIT MASTER FUND, LP**

By: **TCA Global Credit Fund GP, Ltd.**
Its: **General Partner**

By: ______________________
Robert Press, Director